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                                                              EXHIBIT 2.1



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                              STOCK PURCHASE AGREEMENT

                                   by and among

                               THE SELLING SHAREHOLDERS SPECIFIED HEREIN,

                                     LAMAR SIGNAL PROCESSING, LTD.,

                                                    and

                                     ANDREA ELECTRONICS CORPORATION


                         Dated as of April 6, 1998


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                              STOCK PURCHASE AGREEMENT
          This STOCK PURCHASE AGREEMENT, dated as of April 6, 1998, by and among EACH PERSON SPECIFIED IN SCHEDULE 4(e) HERETO (each a "Seller"; together the "Sellers"), and LAMAR SIGNAL PROCESSING, LTD., an Israeli corporation ("Lamar"), on the one hand, and ANDREA ELECTRONICS CORPORATION, a New York Corporation (the "Buyer"), on the other hand.
RECITALS

          WHEREAS, the Buyer and Lamar executed that certain Letter Agreement dated February 10, 1998, providing for the grant to the Buyer from the Sellers of an option to takeover all of the Sellers' equity interest of Lamar;

          WHEREAS, the Sellers own all of the outstanding shares of capital stock of Lamar (the "Shares");

          WHEREAS, each Seller desires to sell to the Buyer, and the Buyer desires to purchase from each Seller, all the Shares owned by such Seller in exchange for the consideration described herein (the
"Consideration"), so that following such purchase Lamar becomes a wholly-owned subsidiary of the Buyer; and

          WHEREAS, the Parties desire to set forth in this Agreement the terms and conditions upon which the Buyer will purchase the Shares from the Sellers;
NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.   DEFINITIONS.

     (a) The following terms, as used in this Agreement, shall have the following meanings (such meanings to be equally applicable both to the singular and plural forms of the terms defined):

"Andrea Shares" shall mean the common stock, par value $.50 per share, of the Buyer.

"Affiliate" shall mean a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified.

"Applicable Laws" shall have the meaning assigned to that term in Section
4(r).

"Balance Sheet" shall have the meaning assigned to that term in Section 4(i).

"Benefit Plans" shall have the meaning assigned to that term in Section 4(q).

"Buyer" shall mean Andrea Electronics Corporation, a New York corporation.

"Cash Consideration" shall have the meaning assigned to that term in Section 2(b)(i).

"Closing" shall have the meaning assigned to that term in Section 3(a).

"Code" shall mean the U.S. Internal Revenue Code of 1986, as amended, or any similar U.S. federal statute, and the rules and regulations thereunder, all as the same shall be in effect at the time.

"Competitive Activities" shall have the meaning assigned to that term in
Section 6(j).

"Consideration" shall mean the aggregate consideration to be paid by the Buyer for the Shares and shall be comprised of the Cash Consideration and the Share Consideration, as specified in Section 2(b).

"Contracts" shall have the meaning assigned to that term in Section 4(n).

"Detrimental Activities" shall have the meaning assigned to that term in
Section 6(j).

"Election" shall have the meaning assigned to that term in Section 12(a).

"Employment Agreements" shall have the meaning assigned to that term in
Section 6(f).

"ERISA" shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended, or any similar U.S. federal statute, and the rules and regulations thereunder, all as the same shall be in effect at the time.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC (or of any other U.S. federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

"Executives" shall have the meaning assigned to that term in Section 6(f).

"Financial Statements" shall have the meaning assigned to that term in
Section 4(i).

"Governmental Entity" shall mean any U.S. federal, state or local, Israeli state or local, or other non-U.S., non-Israeli government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, U.S., Israeli or otherwise, or any national securities or commodities exchange or other regulatory or self-regulatory body or association.

"Indebtedness" means (i) any liability for borrowed money or evidenced by a note or similar obligation given in connection with the acquisition of any property or other assets (other than trade accounts payable incurred in the ordinary course of business); (ii) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be reflected in Lamar's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (iii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable financial accounting standards, determined by discounting all such payments at the interest rate determined in accordance with applicable financial accounting standards.

"Intellectual Property" means any and all, whether U.S. or non-U.S., patents, patent applications, patent rights, trade secrets, know-how, confidential business information, formula, laboratory notebooks, algorithms, copyrights, mask works, claims of infringement against third parties, licenses, permits, license rights to or of technologies, contract rights with employees, consultants or third parties, trademarks, trademark rights, inventions and discoveries, and other such rights generally classified as intangible, intellectual property assets in accordance with generally accepted accounting principles.

"Investment Center" shall mean the Directorate of the Investment Center in the Ministry of Industry and Commerce of the State of Israel.

"IRS" shall mean the United States Internal Revenue Service or any other U.S. federal agency then administering the Code.

"Key Employee" shall mean the Chief Executive Officer, President, Chief Financial Officer, any executive officer or any other valuable employee of Lamar, as determined by the board of directors of the Buyer. A Key Employee may, but need not, be an officer or director of Lamar.

"Lamar" shall mean Lamar Signal Processing, Ltd., an Israeli corporation.

"Lamar Business Plan" shall be the business plan of Lamar set forth in
Schedule 4(a).

"Lamar Constituent Documents" shall mean the Memorandum of Association and Articles of Association of Lamar.

"Leased Property" shall have the meaning assigned to that term in Section
4(m).

"Loss" shall have the meaning assigned to that term in Section 11(d).

"Material Adverse Effect" shall have the meaning assigned to that term in
Section 4(a).

"Non-competition Agreement" shall be an agreement substantially in the form set forth in Schedule 4(w).

"NOL" shall have the meaning assigned to that term in Section 4(k)(v).

"Nondisclosure and Assignment of Inventions Agreement" shall be an agreement substantially in the form set forth in Schedule 4(w).

"Pension Plan" shall have the meaning assigned to that term in Section 4(q).

"Permitted Liens" shall have the meaning assigned to that term in Section
4(l).

"Person" or "person" means an individual, corporation, partnership, joint venture, trust, university, or unincorporated organization, or a government or any agency or political subdivision thereof.

"Pre-Closing Tax Period" shall have the meaning assigned to that term in
Section 4(k).

"Property Taxes" shall have the meaning assigned to that term in Section
11(a).

"Records" shall have the meaning assigned to that term in Section 8(e).

"Registration Rights Agreement" shall mean the Registration Rights Agreement substantially in the form attached as Schedule 9(b)(iv) hereto.

"SEC" shall mean the U.S. Securities and Exchange Commission or any other U.S. federal agency then administering the Securities Act or Exchange Act.

"SEC Documents" shall have the meaning assigned to that term in Section 5(e).

"Securities Act" means the U.S. Securities Act of 1933, as amended, or any similar U.S. federal statute, and the rules and regulations of the SEC (or of any other U.S. federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

"Seller" or "Selling Party" shall have the meaning assigned to that term in the first paragraph of this Agreement.

"Seller's Pro Rata Portion" shall have the meaning assigned to that term in
Section 3(b).

"Sellers' Representative" shall have the meaning assigned to that term in
Section 11(g).

"Share Consideration" shall have the meaning assigned to that term in Section 2(b)(ii).

"Share Consideration Trading Restriction" shall mean the trading restriction imposed on the Sellers in Section 2(d) with respect to the Share
Consideration.

"Share Certificates" shall have the meaning assigned to that term in Section
3(b).

"Shares" shall mean all or any portion of the issued and outstanding ordinary shares, par value NIS 1.00 per share, of Lamar.

"Straddle Period" shall have the meaning assigned to that term in Section
11(a).

"Tax" shall have the meaning assigned to that term in Section 4(k).

"Tax Claim" shall have the meaning assigned to that term in Section 11(g).

"Tax Return" shall have the meaning assigned to that term in Section 4(k).

"Third Party Claim" shall have the meaning assigned to that term in Section
11(e).

   (b) All accounting terms not specifically defined herein shall be construed in accordance with U.S. generally accepted accounting principles, consistently applied, and, except as otherwise expressly provided herein, all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

2.   PURCHASE AND SALE OF THE SHARES.

   (a) PURCHASE AND SALE. On the terms and subject to the conditions of this Agreement, the Sellers shall sell, transfer and deliver or cause to be sold, transferred and delivered to the Buyer, and the Buyer shall purchase from the Sellers, in each case free and clear of all liens, charges and encumbrances of any kind, the Shares for the Consideration, payable as set forth in this Section 2.

   (b)    CONSIDERATION.  The Consideration for the Shares shall be
Eighteen
Million United States Dollars (US$18,000,000), comprised of:

     (i) Three Million United States Dollars (US$3,000,000) payable in accordance with Section 2(c) (the "Cash Consideration"); and

     (ii) One Million Eight Hundred Thousand (1,800,000) Andrea Shares, subject to adjustment pursuant to Section 2(f) (the "Share Consideration").

   (c) CASH CONSIDERATION PAYMENT SCHEDULE. The aggregate Cash Consideration shall be payable in accordance with the following schedule:

     (i)  One Million United States Dollars (US$1,000,000) upon Closing;

     (ii) Five Hundred Thousand United States Dollars (US$500,000) upon the six month anniversary of the Closing;

     (iii) Five Hundred Thousand United States Dollars (US$500,000) upon the twelve month anniversary of the Closing;

     (iv) Five Hundred Thousand United States Dollars (US$500,000) upon the twenty-four month anniversary of the Closing; and

     (v) Five Hundred Thousand United States Dollars (US$500,000) upon the thirty-six month anniversary of the Closing.

   (d)    SHARE CONSIDERATION TRADING RESTRICTION.

     (i) Subject to Section 2(e) hereof, of the Andrea Shares comprising the Share Consideration, one-fifth (1/5th) shall become freely transferable by the holders thereof upon the first anniversary of the Closing, and an additional one-fifth (1/5th) shall become freely transferable on each of the second, third, fourth and fifth anniversaries of the Closing, respectively. Prior to such times that such portions of the Andrea Shares comprising the aggregate Share Consideration become freely transferable in accordance with the immediately preceding sentence, such Andrea Shares shall not be transferable by any holder thereof (such restriction on transfer being the "Share Consideration Trading Restriction") except that (A) in the case of a holder that is an individual, Andrea Shares comprising the Share Consideration may be transferred, either during the lifetime of such holder or upon death by will or by intestacy, to such holder's Immediate Family or to a trust the beneficiaries of which are exclusively such holder and/or a member of such holder's Immediate Family or to a Charitable Organization, (B) in the case of a holder that is a corporation, Andrea Shares comprising the Share Consideration may be transferred by the corporation to any shareholder or subsidiary of such corporation, and any shareholder who is an individual and to whom such Andrea Shares are transferred may transfer the Andrea Shares comprising the Share Consideration by gift, will or intestate succession to such shareholder's Immediate Family or to a Charitable Organization, (C) in the case of a holder that is a partnership, Andrea Shares comprising the Share Consideration may be transferred by the partnership to a partner of such partnership or a retired partner, and any partner who is an individual and to whom such Andrea Shares are transferred may transfer the Andrea Shares comprising the Share Consideration by gift, will or intestate succession to such partner's Immediate Family or to a Charitable Organization and (D) in the case of a holder that is a Seller, Andrea Shares comprising the Share Consideration may be pledged as collateral to secure any borrowing the sole use of the proceeds from which is the payment of Taxes (as hereinafter defined) arising as a result of the sle of the Shares hereunder; provided, however, that no such transfer in accordance with the immediately preceding clauses (A), (B), (C) and (D) will be permitted unless the respective transferees thereof agree in writing to be bound by the Share Consideration Trading Restriction set forth in this Section 2(d) and Section 6(i) in respect of such transferred Andrea Shares and there shall be no further transfer of such Andrea Shares except in accordance with this Agreement. For purposes of this Section 2(d), "Immediate Family" shall mean spouse, lineal descendent, father, mother, brother or sister of the holder and "Charitable Organization" shall mean an organization described in Section 501(c)(3) of the Code.

     (ii) The Andrea Shares comprising the Share Consideration shall be legended to reflect the Share Consideration Trading Restriction as contemplated by the form of legend set forth in Section 4(y) and the transfer agent for the Andrea Shares shall be advised with stop transfer instructions to reflect the Share Consideration Trading Restriction.

     (iii) Notwithstanding anything to the contrary set forth herein, the Andrea Shares comprising the Share Consideration that become freely transferable upon the first anniversary of this Agreement shall become freely transferable upon the earlier to occur of (a) the first anniversary of this Agreement and (b) the inclusion of such Andrea Shares in a registration statement under the Securities Act covering a successful offering of at least one million (1,000,000) Andrea Shares with gross proceeds from such offering of at least Thirty-five Million United States Dollars (US$35,000,000). In the event of such inclusion of such Andrea Shares in any such offering, each of the dates of the release from the Share Consideration Trading Restriction for the remaining Andrea Shares shall be accelerated by twelve (12) months.

   (e) ESCROW SHARES. Notwithstanding anything in this Agreement to the contrary, at the Closing, 450,000 Andrea Shares comprising the Share Consideration shall be deposited in escrow with LaSalle National Bank, as escrow agent (the "Escrow Agent"), to be held and administered in accordance with the terms of this Agreement and an Escrow Agreement substantially in the form of Schedule 2(e) attached hereto (the "Escrow Agreement") (such aggregate number of Andrea Shares to be so escrowed being herein referred to as the "Total Escrow Shares Amount"); provided, however, that the amount of Andrea Shares comprising the Total Escrow Shares Amount shall be reduced to 360,000 Andrea Shares upon the receipt of evidence reasonably satisfactory to the Buyer that the Buyer will not have a withholding or other obligation to any Governmental Entity in Israel in connection with the payment of the Consideration to the Sellers. At Closing, the Buyer on behalf of each Seller shall deposit in such escrow that number of Andrea Shares comprising the Share Consideration otherwise deliverable to such Seller as is equal to such Seller's Pro Rata Portion of the Total Escrow Shares Amount (such number of Andrea Shares in respect of each Seller being herein referred to as such Seller's "Escrow Shares"; and the aggregate amount of Escrow Shares in respect of all Sellers being herein referred to collectively as the "Escrow Shares"). The Escrow Shares shall be registered in the name of the respective Sellers and shall be accompanied by stock powers endorsed in blank.

   (f) ADJUSTMENTS. If at any time during the period between the date of this Agreement and the Closing, any change in the outstanding Andrea Shares shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the number of Andrea Shares constituting the Share Consideration shall be appropriately adjusted.

3.    CLOSING.

   (a) TIME AND PLACE. The closing (the "Closing") of the purchase and sale of the Shares shall be held at a mutually agreed upon location at 10:00 a.m. on the later of (i) April 23, 1998 and (ii) the next U.S. business day, that is not a banking holiday, following the satisfaction of all of the conditions to the Closing set forth in Section 9. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date".

   (b)    DELIVERIES AT CLOSING.  At the Closing,

     (i) the Buyer shall deliver to each Seller, subject to adjustment as provided in Section 2(f), such Seller's pro rata portion (based upon the ratio of the number of Shares held of record by such Seller immediately prior to the Closing, as specified in Section 4(e), to the total number of Shares (such ratio, the "Seller's Pro Rata Portion")) of the Consideration, which shall be delivered in the following form:

        (A) a check payable to the order of each Seller, or a wire transfer of funds to the account designated by such Seller, in an amount equal to such Seller's Pro Rata Portion of the Cash Consideration payable at Closing;
        (B)    a promissory note in the form set forth in Schedule
3(b)(i)(B) made to the order of such Seller in an amount equal to such Seller's Pro Rata Portion of the Cash Consideration payable following Closing and providing for payments in accordance with the Cash Consideration payments schedule set forth in clauses (ii) through (v) of Section 2(c); and

        (C) certificates evidencing such Seller's Pro Rata Portion of the Share Consideration registered in the name of such Seller (the "Andrea Share Certificates");

     (ii) each Seller shall deliver or cause to be delivered to the Buyer
(A) certificates representing all Shares owned of record by such Seller, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed (the "Share Certificates") and (B) a Share Transfer Deed satisfactory to the Buyer to evidence the transfer of the Shares to the Buyer.

4.   REPRESENTATIONS AND WARRANTIES OF LAMAR AND THE SELLERS.

     Lamar and each Seller hereby jointly and severally represent and warrant to the Buyer as follows:

   (a) ORGANIZATION AND STANDING; BOOKS AND RECORDS. Lamar is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted and as proposed to be conducted in the Lamar Business Plan (as set forth in Schedule 4(a) hereto) and to enable it to own, lease or otherwise hold its properties and assets. Lamar is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties or assets makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of Lamar or on any of its properties or assets, including, without limitation, its Intellectual Property (a "Material Adverse Effect"). The copies of the Lamar Constituent Documents, each as amended to date, previously delivered to Buyer are true, accurate and complete copies of such instruments, and the stock certificate and transfer books and the minute books of Lamar (which have been made available for inspection by the Buyer prior to the execution and delivery of this Agreement) are true, accurate and complete.

   (b) AUTHORITY. Lamar and each Seller has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by Lamar and each Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Lamar and each Seller and constitutes a legal, valid and binding obligation of Lamar and each Seller, enforceable against Lamar and each Seller in accordance with its terms.

   (c) NO CONFLICTS; CONSENTS. The execution and delivery of this Agreement by Lamar and each Seller does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien, charge or encumbrance of any kind upon any of the properties or assets of Lamar or any Seller, any provision of (i) the Lamar Constituent Documents, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which any Seller or Lamar is a party or by which any of them or any of their respective properties or assets is bound or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to any Seller or Lamar or any of their respective properties or assets. With the exception of a consent from the Investment Center of the State of Israel, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to any Seller or Lamar or any of their respective affiliates in connection with (A) the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or (B) the conduct by Lamar of its business following the Closing as conducted on the date hereof and as contemplated by the Lamar Business Plan.

   (d) CAPITAL STOCK OF LAMAR. The authorized capital stock of Lamar consists of 22,900 ordinary shares, par value NIS 1.00 per share, of which 22,900 ordinary shares, constituting all of the Shares, are duly authorized and validly issued and outstanding, fully paid and nonassessable, and all the certificates representing the Shares are in the physical possession of the Sellers. Except for the Shares, there are no shares of capital stock or other equity securities of Lamar outstanding. None of the Shares have been issued in violation of, or are subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar right under any provision of applicable law, the Lamar Constituent Documents or any agreement, contract or instrument to which any Seller or Lamar is a party or by which any of them or any of their respective properties or assets is bound. There are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (i) pursuant to which any Seller or Lamar is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of Lamar or (ii) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of Lamar. There are no equity securities of Lamar reserved for issuance for any purpose. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of Lamar may vote.

   (e) OWNERSHIP OF CAPITAL STOCK OF LAMAR; THE SHARES. Each Seller is the record owner of the amount of Shares that is specified next to the name of such Seller in Schedule 4(e), the aggregate of such specified amounts of Shares constituting all of the issued and outstanding capital stock of Lamar. On the Closing Date, each Seller will have good and valid title to such Shares held of record, in each case free and clear of any liens, charges or encumbrances of any kind. Assuming the Buyer has the requisite power and authority to be the lawful owner of the Shares, upon delivery to the Buyer at the Closing of certificates and Stock Transfer Deeds representing the Shares, duly endorsed by the Sellers for transfer to the Buyer, and upon the Sellers' receipt of the Consideration, good and valid title to the Shares will pass to the Buyer, free and clear of any liens, charges or encumbrances of any kind, other than those arising from acts of the Buyer or its affiliates. Other than this Agreement, on the Closing Date the Shares will not be subject to any agreement, contract, commitment, understanding or arrangement, including any such agreement, contract, commitment, understanding or arrangement restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

   (f) EQUITY INTERESTS; INVESTMENTS IN OTHER PERSONS. Except as set forth in Schedule 4(f) and the other schedules hereto, Lamar does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other person, and Lamar is not a member of or participant in any partnership, joint venture or similar person. Except as set forth in Schedule 4(f), Lamar has not made any loans or advances which are outstanding on the date of this Agreement, nor is it committed or obligated to make any such loans or advances. Lamar does not have, and has not since its incorporation had, any subsidiaries.

   (g) SECURITIES LAWS. The Sellers and Lamar have complied and will comply with all applicable securities laws within the United States, any state in the United States and the State of Israel in connection with the sale of the Shares hereunder.

   (h) BURDENSOME AGREEMENTS. Except as set forth in Schedule 4(h), (i) Lamar is not a party to, nor is Lamar or any of its properties or assets subject to or bound by, any judgment, order or decree of any Governmental Entity or any charter or other corporate restriction, and (ii) Lamar is not a party to, nor is Lamar or any of its properties or assets subject to or bound by, any contract, agreement or other instrument, in the cases of both clauses
(i) and (ii) which has or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

   (i)    FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

     (i) Schedule 4(i) sets forth (A) the unaudited balance sheet of Lamar as of March 31, 1998 (the "Balance Sheet"), and the unaudited statements of operations, changes in shareholders' equity and cash flows of Lamar for the two month period ended March 31, 1998, together with the notes to such financial statements, (B) the audited balance sheet of Lamar as of December 31, 1997, and the audited statements of operations, changes in shareholders' equity and cash flows of Lamar for the year ended December 31, 1997, together with the notes to such financial statements and (C) the audited balance sheet of Lamar as of December 31, 1996 and the audited statements of operations, changes in shareholders' equity and cash flows of Lamar for the fourteen-month period ended December 31, 1996, together with the notes to such financial statements (the financial statements described in the immediately preceding clauses (A), (B) and (C), together with the notes to such financial statements, are collectively referred to herein as the "Financial Statements").

     (ii) The Financial Statements are complete and correct, are in accordance with the books and records of Lamar and have been prepared in conformity with generally accepted accounting principles consistently applied in the State of Israel (except in each case as described in the notes thereto) and on that basis fairly present (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments) the financial condition and results of operations of Lamar as of the respective dates thereof and for the respective periods indicated.

     (iii) Lamar does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, threatened or otherwise), except (A) as disclosed, reflected or reserved against in the Balance Sheet and the notes thereto, (B) for items set forth in Schedule 4(i), (C) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet, incurred not in violation of this Agreement and that would not, individually or in the aggregate, result in a Material Adverse Effect and (D) for Taxes set forth in
Schedule 4(i).

   (j) ABSENCE OF CHANGES OR EVENTS. Except as set forth in Schedule 4(j), since the date of the Balance Sheet, there has not been any material adverse change (or any development that is reasonably likely to result in any material adverse change) in the business, assets, condition (financial or otherwise), results of operations or prospects of Lamar. Except as set forth in Schedule 4(j), since the date of the Balance Sheet, the business of Lamar has been conducted in the ordinary course and in substantially the same manner as previously conducted, and Lamar has not (i) declared or paid any dividend or made any other distribution to its stockholders whether or not upon or in respect of any shares of its capital stock, (ii) redeemed or otherwise acquired any shares of its capital stock or issued any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock, (iii) adopted or amended any Benefit Plan, except as required by law, or entered into or amended any employment, severance or consulting agreement, contract or similar arrangement, (iv) granted to any director, officer or employee any increase in compensation or benefits, (v) incurred or assumed any liability, obligation or indebtedness for borrowed money or guaranteed any such liability, obligation or indebtedness, (vi) permitted, allowed or suffered any of its assets to become subject to any mortgage, security interest, lien or other similar restriction of any nature whatsoever, (vii) cancelled any indebtedness or waived any claims or rights of substantial value, or (viii) entered into, or modified, amended, terminated, or permitted the lapse of, any lease of real property or other agreement relating to real property.

   (k)   TAXES.

     (i) For purposes of this Agreement, (A) "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, customs, ad valorem, value added, employees' income withholding, 'bituach leumi', transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States, any state thereof, the State of Israel or any local, county or other taxing authority (U.S., Israeli or otherwise), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments; (B) "Tax Return" shall mean any return, report, estimate, information return, statement or other document or information required to be supplied to a taxing authority in connection with Taxes; and (C) "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) such day.

     (ii) For purposes of Taxes under the laws of the State of Israel, Lamar is an Israeli corporation approved by the Investment Center as an "Approved Enterprise". For purpose of Taxes under the laws of the United States, Lamar is not a "controlled foreign corporation" under Section 957(a) of the Code.

     (iii) Since its inception, the only jurisdictions where Lamar been required to file and has filed any income tax returns are within the State of Israel.

     (iv) Except as set forth in Schedule 4(k), (A) Lamar has (I) duly filed with the appropriate Governmental Entities all Tax Returns required to be filed by it on or prior to the date hereof, and such Tax Returns are true, accurate, correct and complete in all material respects and (II) duly paid in full or made provision in accordance with generally accepted accounting principles for the payment of all Taxes for all periods ending through the date hereof, (B) there are no liens for Taxes upon the Shares or the assets of Lamar except for statutory liens for current Taxes not yet due, (C) Lamar has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Israeli Taxes and has, within the time and the manner prescribed by law, withheld from and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws, (D) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Lamar, and Lamar has not received written notice of any pending audits or proceedings, (E) there are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes against Lamar, (F) Lamar is not a party to any agreement providing for the allocation or sharing of Taxes and (G) no power of attorney has been executed by Lamar with respect to any matter relating to Taxes which is currently in force.

     (v) As of the close of business on the Closing Date, the aggregate consolidated net operating loss carryovers ("NOLs") for Israeli income tax purposes of Lamar will not be less than NIS 1,467,000.00. Except as a result of entering into this Agreement and the sale of Shares as contemplated by
Section 2(a), none of the NOLs is subject to any limitations under Israeli tax law. The taxable years of Lamar in which the NOLs arose, and the taxable years in which the NOLs will expire, are set forth in Schedule 4(k). The Sellers represent that these NOLs will not expire as a result of the Buyer's acquisition of the Shares as contemplated by this Agreement. Except as set forth in Schedule 4(k), no taxable income economically attributable to transactions occurring on or prior to the Closing Date will be required to be recognized by Lamar for Israeli tax purposes after the Closing Date.

   (l)   ASSETS OTHER THAN REAL PROPERTY INTERESTS.

     (i) Lamar has good and valid title to all assets (other than real property interests) reflected on the Balance Sheet or acquired after the date thereof, except those sold or otherwise disposed of for fair value since the date of the Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement and except as permitted by Section 6(b)(vi) hereof, in each case free and clear of all liens, charges or encumbrances of any kind except (A) such as are set forth in Schedule 4(l), (B) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for Taxes that are not due and payable or that may thereafter be paid without penalty and (C) other imperfections of title or encumbrances, if any, that do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of Lamar as presently conducted (the liens and imperfections of title described in the immediately preceding clauses (B) and (C) are hereinafter referred to collectively as "Permitted Liens"). All accounts receivable of Lamar whether reflected on its Balance Sheet or subsequently created have arisen from bona fide transactions in the ordinary course of business.

     (ii) All the material tangible personal property of Lamar has been maintained in all material respects in accordance with the past practice of Lamar and generally accepted industry practice. Each item of material tangible personal property of Lamar is in all material respects in reasonably good operating condition and repair, ordinary wear and tear excepted. All leased personal property of Lamar is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof, and Lamar has made all payments required by all such leases.

   (m) REAL PROPERTY INTERESTS. Lamar does not own in fee any real property. Schedule 4(m) sets forth a complete list of all real property and interests in real property leased by Lamar (each a "Leased Property"). Lamar has good and valid title to the leasehold estates in all Leased Property free and clear of all liens, charges and encumbrances (including, without limitation, leases, subleases, assignments, easements, covenants, rights of way and other similar restrictions of any nature whatsoever), except (A) such as are set forth in Schedule 4(m), (B) Permitted Liens, (C) easements, covenants, rights of way and other similar restrictions of record, (D) any other conditions or restrictions or security interests, none of which items, individually or in the aggregate, materially impair the continued use and operation of the property to which they relate in the business of Lamar as presently conducted.

   (n) CONTRACTS. Except as set forth in Schedule 4(n) or Schedule 4(q), Lamar is not a party to or otherwise bound by any:

     (i) employment, severance or consulting agreement, contract or other arrangement;

     (ii) covenant not to compete or covenant restricting the development, marketing or distribution of the products and services of the company:

     (iii) agreement, contract or other arrangement with (A) any Seller or any affiliate of any Seller or (B) any current or former officer, director or employee of Lamar, any Seller or any affiliate of any Seller;

     (iv) lease, sublease or similar agreement or other arrangement with any person under which Lamar is a lessor or sublessor of, or makes available for use to any person, (A) any Leased Property or (B) any portion of any premises otherwise occupied by Lamar; (v) lease or similar agreement or other arrangement with any person under which (A) Lamar is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) Lamar is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by Lamar;

     (vi) (A) continuing agreement, contract or other arrangement for the future purchase of supplies or equipment, (B) management, service, consulting or other similar type of agreement, contract or other arrangement or (C) advertising agreement, contract or other arrangement;

    (vii) license, option or similar agreement, contract or other arrangement relating in whole or in part to Intellectual Property (including, without limitation, any license or other agreement under which Lamar is licensee or licensor of any such Intellectual Property) or to trade secrets, confidential information or proprietary rights and processes of Lamar or any other person;

    (viii) agreement, contract or other instrument or arrangement under which Lamar has borrowed any money from, or issued any note, bond, debenture, guarantee or other evidence of indebtedness to, any person;

    (ix) agreement, contract or other instrument or arrangement under which Lamar has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person;

    (x) agreement, contract or other instrument or arrangement providing for indemnification of any person with respect to liabilities relating to any current or former business of Lamar or any predecessor person;

    (xi) investment advisory or similar agreement, contract or other arrangement; or

    (xii) other agreement, contract or other arrangement to which Lamar is a party or by which it or any of its properties or assets is bound. Except as set forth in Schedule 4(n), all agreements, contracts, leases, subleases, licenses, options, instruments or arrangements of Lamar listed in the Schedules hereto (collectively, the "Contracts") are valid, binding and in full force and effect and are enforceable by Lamar in accordance with its terms. Except as set forth in Schedule 4(n), Lamar has performed all material obligations required to be performed by it to date under the Contracts and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

   (o) LITIGATION. There is no litigation or governmental proceeding or investigation pending or threatened against Lamar affecting the business, business prospects, operations, affairs or condition (financial or otherwise) of Lamar or any of the properties or assets of Lamar, or against any officer or Seller relating to Lamar or its business, nor has there occurred any event or does there exist any condition on the basis of which it is reasonably likely that any litigation, proceeding or investigation might properly be instituted. There are no actions or proceedings pending or threatened (or any basis therefor known to the Sellers) which might result in a Material Adverse Effect or which might call into question the validity of this Agreement, any of the Shares, or any action taken or to be taken pursuant hereto or thereto. There is not in existence any judgment, order or decree of any Governmental Entity enjoining or prohibiting Lamar from taking, or requiring Lamar to take, any action of any kind or to which Lamar or any of its properties or assets is subject or bound. Lamar is not in violation in any material respect of any judgment, order or decree of any Governmental Entity.

   (p) INSURANCE. Lamar maintains policies of fire and casualty, liability and other forms of insurance (including broker's blanket bond) in such amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of Lamar. The insurance policies maintained with respect to Lamar and its assets and properties are listed in
Schedule 4(p). All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of Lamar have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

   (q)    BENEFIT PLANS.

    (i) Schedule 4(q) sets forth a list and brief description of all "employee benefit plans" (as defined in Section 3(3) of ERISA or similar law of the State of Israel) and all other retirement, deferred compensation, life or disability insurance, health, fringe benefit, severance or similar employee benefit or compensation arrangements (all the foregoing being herein called "Benefit Plans") maintained by Lamar for the benefit of any current or former director, officer or employee of Lamar. The Sellers have delivered or made available to the Buyer true, complete and correct copies of (A) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (B) the most recent annual report (together with all schedules and exhibits filed therewith) filed with the IRS or the equivalent Governmental Entity in the State of Israel with respect to each Benefit Plan (if any such report was required) and the most recent summary annual report distributed to participants with respect to each Benefit Plan for which a summary annual report is required and (C) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required. None of the Benefit Plans is subject to Title IV of ERISA or similar law of the State of Israel, and Lamar has not previously maintained or contributed to (or been required to maintain or contribute to) any plan which was subject to Title IV of ERISA or similar law of the State of Israel with respect to which Lamar could have any liability therefor.

    (ii) Each Benefit Plan has been administered in all material respects in accordance with its terms. Lamar and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code, similar laws of the State of Israel and all other applicable laws. There are no lawsuits, actions, termination proceedings or other proceedings pending or threatened against or involving any Benefit Plan and, to the knowledge of Lamar and each Seller, there are no investigations by any Governmental Entity or other claims (except claims for benefits payable in the normal operation of the Benefit Plans) pending or threatened against or involving any Benefit Plan or asserting any rights to benefits under any Benefit Plan.

    (iii) Each Benefit Plan which is an "employee pension benefits plan" (as defined in Section 3(2) of ERISA or similar law of the State of Israel) (the "Pension Plans") is the subject of a current determination letter from the IRS or the equivalent Governmental Entity in the State of Israel to the effect that such Pension Plan is qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or similar provisions of Israeli law, as the case may be, and no such determination letter has been revoked nor has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification.

    (iv) None of the Benefit Plans which is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA or similar law of the State of Israel) provides for post-retirement medical or dental insurance benefits, the cost of which is not entirely borne by the retirees eligible therefor.

    (v) Except as set forth in Schedule 4(q), no director, officer or employee or former director, officer or employee of Lamar will become entitled to payment or accelerated vesting of any bonus, retirement, severance, job security or similar benefit or any enhanced benefit solely as a result of the transactions contemplated hereby.

   (r) COMPLIANCE WITH APPLICABLE LAWS. Lamar is in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity ("Applicable Laws"), including, without limitation, (i) the U.S. Foreign Corrupt Practices Act and any similar law of the State of Israel, (ii) any provision of any Applicable Law relating to campaign financing and/or contributions to political candidates, political parties, political action committees and the like,
(iii) any provision of any Applicable Law relating to government procurement practices and procedures and (iv) any applicable statute, law or regulation relating to the environment or occupational safety and health. Except as set forth in Schedule 4(r), none of the Sellers or Lamar has received any written communication from a Governmental Entity that alleges that Lamar is not in compliance in any material respect with any Applicable Laws, and no material expenditures will be required in order to comply with any Applicable Laws.

   (s)   EMPLOYEE AND LABOR MATTERS.  Except as set forth in Schedule 4(s),
(i) no action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity, brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of Lamar's employees is pending or, to the best knowledge of Lamar, threatened against Lamar or any employee of Lamar; (ii) no grievance is pending or threatened against Lamar; (iii) Lamar is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; and (iv) Lamar is in compliance with all applicable laws, agreements, contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment (including, without limitation, with respect to any applicable workers' compensation laws and disability insurance coverage laws). Lamar is not a party to any collective bargaining agreements.

   (t) TRANSACTIONS WITH AFFILIATES. Except as set forth in Schedule 4(t), there are no loans, leases, royalty agreements or other continuing transactions between (A) Lamar or any of its customers or suppliers, and (B) any officer, employee, consultant, director or shareholder of Lamar, any member of the immediate family of such officer, employee, consultant, director or shareholder or any corporation or other entity controlled by such officer, employee, consultant, director or shareholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder. Except as set forth in Schedule 4(t), after the Closing neither any Seller nor any of its affiliates will have any interest in any real or personal, tangible or intangible, property (including, without limitation, any interest in any Intellectual Property) of Lamar or contract used in or pertaining to the business of Lamar. Neither any Seller nor any affiliate of a Seller has any direct or indirect ownership interest in any person in which Lamar has any direct or indirect ownership interest or with which Lamar competes or has a business relationship.

   (u) CORPORATE NAME. Except as set forth in Schedule 4(u), Lamar (i) has the exclusive right to use the name "Lamar Signal Processing Ltd." as the name of a corporation in any jurisdiction in which Lamar does business and
(ii) has not received any notice of conflict with respect to the rights of others regarding such name. Except as set forth in Schedule 4(u), no person (other than Lamar) is authorized by any Seller or Lamar to use, or otherwise has the right to use, the name "Lamar Signal Processing Ltd." (or any variation thereof using the word "Lamar") for any purposes whatsoever.

   (v) CUSTOMERS. Set forth in Schedule 4(v) is a list of all of the customers of Lamar since January 1, 1997. Except as set forth in Schedule 4(v), since the date of the Balance Sheet, there has not been any material adverse change in the business relationship of Lamar with any customer set forth in Schedule 4(v).

   (w) INTELLECTUAL PROPERTY. Schedule 4(w) sets forth a true, accurate and complete list of all Intellectual Property owned, used, filed by or licensed to Lamar. Lamar owns or has a valid right to use the Intellectual Property being used to conduct its business (i) as now operated and (ii) as now proposed to be operated; and the conduct of its business as now operated and as now proposed to be operated does not and will not conflict with or infringe upon the Intellectual Property of others. Lamar is the exclusive owner of all right, title and interest in its Intellectual Property as purported to be owned by Lamar and as so indicated on Schedule 4(w), and such Intellectual Property are valid and in full force and effect. Except as set forth on Schedule 4(w), no claim is pending or threatened against Lamar and/or Lamar's officers, employees, consultants, directors or shareholders to the effect that any of the Intellectual Property owned or licensed by Lamar, or which Lamar otherwise has the right to use, is invalid or unenforceable by Lamar or subject to any claim of infringement. Except pursuant to the terms of any licenses specified on Schedule 4(w), Lamar has no obligation to compensate any person for the use of any of the Intellectual Property and Lamar has not granted any person any license or other right to use any of the Intellectual Property or otherwise has licensed from others the Intellectual Property of third parties, whether requiring the payment of royalties or not.

     Lamar has taken reasonable measures in accordance with industry standards to protect and preserve the security, confidentiality and value of its Intellectual Property, including its trade secrets and other confidential information. All employees and consultants of Lamar involved in the design, review, evaluation or development of inventions or Intellectual Property have executed Non-Competition and Nondisclosure and Assignment of Inventions Agreements in the forms attached as Schedule 4(w). All trade secrets and other confidential information of Lamar are presently valid and protectable and are not part of the public domain or knowledge, nor, to the best knowledge of Lamar or the Sellers after reasonable investigation, have they been used, divulged or appropriated for the benefit of any person other than Lamar or otherwise to the detriment of Lamar. No employee or consultant of Lamar has used any trade secrets or other confidential or proprietary information or techniques of any other person in the course of their work for Lamar or is expected to use such secrets or information or techniques when conducting the business which Lamar presently intends to conduct. Neither Lamar, nor any of its officers, employees, consultants, directors or shareholders has received notice of, and to the best of Lamar's or Sellers' knowledge after reasonable investigation, there are no claims that Lamar's Intellectual Property or the use or ownership thereof by Lamar infringes, violates or conflicts with any such right of any third party. No government agency or other organization which sponsored research and development conducted by Lamar has any claim of right to or ownership of or other encumbrance upon the Intellectual Property of Lamar except as disclosed in
Schedule 4(w).

   (x) DISCLOSURE. Neither this Agreement, the Lamar Business Plan, nor any other agreement or statement, whether oral or written, furnished to the Buyer or its counsel by or on behalf of Lamar or the Sellers in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which made, not misleading. Projections made in the Lamar Business Plan are not considered to be facts for the purpose of this Section. Such projections were prepared in good faith on the basis of reasonable assumptions. There is no fact within the knowledge of the Sellers or Lamar or any of Lamar's officers, employees, consultants or directors, or to the Sellers' knowledge, any member of the immediate family of such officer, employee, consultant or director or any corporation or other entity controlled by such officer, employee, consultant or director, or a member of the immediate family of such officer, employee, consultant or director, which has not been disclosed herein or in writing by them to the Buyer and which would have a Material Adverse Effect.

   (y) SECURITIES ACT. It is each Seller's present intention to acquire the Andrea Shares comprising the Share Consideration for such Seller's own account and such Seller will be the sole beneficial owner thereof, and such Andrea Shares are being and will be acquired by such Seller for the purpose of investment and not with a view to distribution or resale thereof except pursuant to registration under the Securities Act or any similar law of any non-U.S. jurisdiction or exemption therefrom. The acquisition by such Seller of such Andrea Shares shall constitute a confirmation of this representation by such Seller. The Shares owned by such Seller to be sold to Andrea hereunder were not purchased with the funds of any pension or employee benefit plan. Further, such Seller understands and agrees that, until registered under the Securities Act or any similar law of any non-U.S. jurisdiction or transferred pursuant to the provisions of Rule 144 or Rule 144A as promulgated by the SEC or similar law or rule in any non-U.S. jurisdiction, all certificates evidencing any of the Andrea Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

"The securities represented by this certificate have not been registered under the U.S. Securities Act of 1933, as amended or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale. These securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such shares under such securities laws, or the availability, in the opinion of counsel satisfactory to the issuer of these securities, of an exemption from registration thereunder."

"The securities represented by this certificate are subject to that certain Share Consideration Trading Restriction set forth in that certain Stock Purchase Agreement, dated as of April 6, 1998."

   (z) TRANSFER RESTRICTIONS IMPOSED BY SECURITIES LAWS. Lamar and each Seller understands that:

     (i) no state or governmental authority has made any finding or determination relating to the fairness of the terms of the acquisition by such Seller of the Andrea Shares contemplated hereunder and such Andrea Shares have not been registered under any securities laws, and, therefore, cannot be resold unless they are subsequently registered under applicable securities laws or unless an exemption from such registration is available;

     (ii) such Seller is and must be acquiring the Andrea Shares for investment for the account of the Seller and not for the account or benefit of others, and not with any present view toward resale or other distribution thereof;

     (iii) such Seller agrees not to resell or otherwise dispose of all or any part of the Andrea Shares comprising the Share Consideration to be acquired by it hereunder, except as permitted by law, including, without limitation, any regulations under any applicable securities laws.

   (aa)   ACCESS TO INFORMATION.   Each Seller or the representative of
each Seller has had the opportunity to ask questions and receive answers from the officers and other employees of Andrea regarding the terms and conditions of this Agreement, the transactions contemplated hereby (including, without limitation, such Seller's acquisition of the Andrea Shares comprising the Share Consideration), as well as the affairs of Andrea and related matters, and such Seller or representative of such Seller has obtained such information and such Seller or representative of such Seller has had the opportunity to obtain additional information necessary to verify the accuracy of all information so obtained.

5. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer hereby represents and warrants to Lamar and the Sellers as follows:

   (a) AUTHORITY. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Buyer has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by the Buyer to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

   (b) NO CONFLICTS; CONSENTS. The execution and delivery of this Agreement by the Buyer do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien, charge or encumbrance of any kind upon any of the properties or assets of the Buyer or any subsidiary of the Buyer under, any provision of (i) the Restated and Amended Certificate of Incorporation or By-laws of the Buyer or the comparable governing instruments of any subsidiary of the Buyer, (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which the Buyer or any subsidiary of the Buyer is a party or by which any of them or any of their respective properties or assets is bound or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to the Buyer or any subsidiary of the Buyer or any of their respective properties or assets. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Buyer or any of its subsidiaries or any of their respective affiliates in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (A) compliance with and filings under Section 13(a) or 15(d), as the case may be, of the Exchange Act, (B) filings with the SEC, the American Stock Exchange and the state securities or "blue sky" commission or similar body.

   (c) SECURITIES ACT. It is the Buyer's present intention to purchase the Shares for its own account or the account of a wholly-owned Subsidiary of the Buyer and the Buyer or such Subsidiary will be the sole beneficial owner thereof, and the Shares are being and will be purchased by the Buyer or such Subsidiary for the purpose of investment and not with a view to distribution or resale thereof except pursuant to registration under the Securities Act or any similar law of any non-U.S. jurisdiction or exemption therefrom. The purchase by the Buyer of the Shares shall constitute a confirmation of this representation by the Buyer. The Buyer is purchasing with its own funds and not with the funds of any pension or employee benefit plan. Further, the Buyer understands and agrees that, until registered under the Securities Act or any similar law of any non-U.S. jurisdiction or transferred pursuant to the provisions of Rule 144 or Rule 144A as promulgated by the SEC or similar law or rule in any non-U.S. jurisdiction, all certificates evidencing any of the Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

"The securities represented by this certificate have not been registered under the U.S. Securities Act of 1933, as amended or applicable state securities laws or applicable securities laws of the State of Israel. These securities have been acquired for investment and not with a view to distribution or resale. These securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such shares under such securities laws, or the availability, in the opinion of counsel satisfactory to the issuer of these securities, of an exemption from registration thereunder."

   (d) TRANSFER RESTRICTIONS IMPOSED BY SECURITIES LAWS. The Buyer understands that:

     (i) no state or governmental authority has made any finding or determination relating to the fairness of the terms of the purchase of the Shares proposed hereunder and the Shares have not been registered under any securities laws, and, therefore, cannot be resold unless they are subsequently registered under applicable securities laws or unless an exemption from such registration is available;

     (ii) the Buyer is and must be purchasing the Shares for investment for the account of the Buyer and not for the account or benefit of others, and not with any present view toward resale or other distribution thereof, except that the Buyer may assign its rights under this Agreement to a wholly-owned subsidiary of the Buyer;

   (iii) the Buyer agrees not to resell or otherwise dispose of all or any part of the Shares purchased by it, except as permitted by law, including, without limitation, any regulations under any applicable securities laws.

   (e) SEC DOCUMENTS. The Buyer has filed all required reports, schedules, forms, statements and other documents with the SEC (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

   (f) ACCESS TO INFORMATION. The Buyer has had the opportunity to ask questions and receive answers from the officers and other employees of Lamar regarding the terms and conditions of this Agreement, the transactions contemplated hereby (including, without limitation, its purchase of the Shares), as well as the affairs of Lamar and related matters, and it has obtained such information and has had the opportunity to obtain additional information necessary to verify the accuracy of all information so obtained.

6. COVENANTS OF THE SELLERS AND LAMAR. The Sellers and Lamar jointly and severally covenant and agree as follows:

   (a) ACCESS. Prior to the Closing, the Sellers shall cause Lamar to give, and Lamar shall give, the Buyer and its officers, employees, representatives, counsel and accountants full access, during normal business hours and upon reasonable notice, to the personnel, properties, financial statements, contracts, books, records, working papers and other relevant information pertaining thereto of Lamar. Prior to the Closing, the Sellers shall cause the officers and employees of Lamar to furnish, and such officers and employees of Lamar shall furnish, to the Buyer and its officers, employees, representatives, counsel and accountants such financial and operating data and other information with respect to the business, properties and assets of Lamar as the Buyer or any such person shall from time to time reasonably request, and shall cause Lamar and its directors, officers and employees to cooperate with, and such directors, officers and employees shall cooperate with, and Lamar shall request its independent public accountants and independent legal counsel to cooperate with, the Buyer and its officers, employees, representatives, counsel and accountants so as to enable the Buyer to become fully informed with respect to the business, assets, condition (financial or otherwise), results of operations and prospects of Lamar.

   (b) ORDINARY CONDUCT. Except as set forth in Schedule 6(b) or otherwise expressly permitted by the terms of this Agreement, from the date hereof to the Closing, the Sellers shall cause Lamar to conduct, and Lamar shall conduct, the business of Lamar in the ordinary course in substantially the same manner as presently conducted and shall make all reasonable efforts consistent with past practices to preserve its relationships with customers and others with whom Lamar deals. The Sellers shall not, and shall not permit Lamar to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of any Seller set forth in this Agreement that are qualified as to materiality becoming untrue or incorrect, (ii) any of such representations and warranties that are not so qualified becoming untrue or incorrect in any material respect or (iii) any of the conditions to the purchase and sale of the Shares set forth in Section 9 not being satisfied. In addition, except as set forth in Schedule 6(b) or otherwise expressly permitted by the terms of this Agreement, the Sellers shall not permit Lamar to, and Lamar shall not, do any of the following without the prior written consent of the Buyer:

     (i) amend any of the Lamar Constituent Documents or similar documents;

     (ii) declare or pay any dividend or make any other distribution to its stockholders whether or not upon or in respect of any shares of its capital stock;

     (iii) redeem or otherwise acquire any shares of its capital stock, or authorize or issue, or obligate itself to issue, any additional shares or capital stock of Lamar of any class (including any options, warrants or other rights relating thereto or any securities convertible into or exchangeable for any shares of capital stock);

     (iv) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets that are material, individually or in the aggregate, to Lamar;

     (v) incur, create, or assume any indebtedness other than trade debt or make or incur any capital expenditure or enter into any agreements, contracts or other arrangements (or series of related agreements, contracts or other arrangements) to which Lamar is a party or by which it or any of its properties or assets is bound, all of which in the aggregate exceeds or has a current or future liability or receivable to or from any person in excess of $50,000;

     (vi) transfer, sell, dispose of, encumber, pledge, grant a lien on or security interest in, assign, lease, license or donate any ownership or interest in, or material rights relating to, any of its material assets or technology, or other Intellectual Property to any person or entity;

     (vii) enter into any transaction, including, without limitation, any loans or extensions of credit or other agreements with any employee, consultant, officer, director or shareholder of Lamar, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such employees, consultants, officers, directors or shareholders, or members of their immediate families;

     (viii) assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any indebtedness of any other person; or

     (ix) agree, whether in writing or otherwise, to do any of the foregoing.

   (c) CONFIDENTIALITY. The Sellers shall, and shall cause Lamar to, and shall instruct its directors, officers, employees and representatives to, keep confidential all information relating to Lamar and its business, except as required by law or administrative process and except for information which is available to the public on the Closing Date or thereafter becomes available to the public other than as a result of a breach of this Section 6(c) or of Section 8(b). The covenant set forth in this Section 6(c) shall terminate five (5) years after the Closing Date.

   (d) OTHER TRANSACTIONS. From the date of execution and delivery of this Agreement to the Closing, none of the Sellers or Lamar shall, nor shall they permit any of their respective directors, officers, shareholders or representatives to, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any person or group (other than the Buyer and its representatives) concerning any merger, sale of securities, sale of substantial assets, license or similar transaction involving Lamar. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director, officer, shareholder or representative of any Seller or Lamar, whether or not such person is purporting to act on behalf of any Seller or Lamar or otherwise, shall be deemed to be a breach of this Section 6(d) by Lamar and the Sellers. In the event that any Seller or Lamar receives a proposal relating to any such transaction, the Sellers shall promptly notify the Buyer of such proposal.

   (e) SUPPLEMENTAL DISCLOSURE. Lamar and the Sellers shall give prompt notice to the Buyer of (i) any representation or warranty made by Lamar and the Sellers contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or
(ii) the failure by any Seller to comply with or satisfy in any material respect any covenant, agreement or condition to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

   (f) AGREEMENTS OF OFFICERS AND EMPLOYEES. The Sellers shall cause Lamar, and shall use best efforts to cause each person named in Schedule 6(f) hereto (the "Executives"), to execute and deliver on the Closing Date an employment agreement (collectively, the "Employment Agreements") in the form in Schedule 6(f) hereto providing for, among other things, annual cash and other consideration for each Executive therein. The Sellers and/or Lamar shall cause each employee of Lamar now or hereafter employed to execute and deliver a Nondisclosure and Assignment of Inventions Agreement and, in addition, cause each Key Employee of Lamar now or hereafter employed to execute and deliver a Non-Competition Agreement, and use its best efforts to cause all consultants of Lamar involved in the design, review, evaluation or development of inventions or Intellectual Property to execute and deliver a Nondisclosure and Assignment of Inventions Agreement. Lamar shall not amend or waive any of the material provisions of such Agreements.

   (g) CORPORATE NAME. The Sellers shall not use, or permit or suffer any other person (other than Lamar and any person authorized by Lamar) to use, the name "Lamar Signal Processing Ltd." or any variation thereof using the word "Lamar" for any purpose whatsoever.

   (h) TRANSITION. The Sellers shall use their best efforts to assure an orderly transition in connection with the acquisition of Lamar by the Buyer, including using their best efforts to ensure that such transactions do not adversely affect employee morale.

   (i) SHARE CONSIDERATION TRADING RESTRICTION. Subject to the provisions of Section 2(d), each of the Sellers shall not directly or indirectly sell, offer, pledge, contract to sell or grant any option to purchase or otherwise dispose of or transfer any Andrea Shares comprising the Share Consideration until such Andrea Shares shall be released from the Share Consideration Trading Restriction in accordance with Section 2(d). Each of the Sellers agrees and consents to the entry of stop transfer instructions with the transfer agent for the Andrea Shares against any transfer of Andrea Shares by it in contravention of the restrictions set forth in Section 2(d) and this Section 6(i). Each Seller acknowledges that the Buyer is relying on, among other things, the provisions contained in Section 2(d) and this
Section 6(i) in entering into this Agreement and the transactions contemplated hereby.

   (j) PROHIBITED ACTIVITIES. Each of the Sellers shall not, for a period of three years from the date of the Closing, directly or indirectly:

     (i) engage in activities or businesses which are substantially in competition with Lamar ("Competitive Activities" ), including, without limitation (A) engaging in activities or businesses engaged in by Lamar (including selling goods or services of the type sold by Lamar), (B) soliciting any customer or prospective customer of Lamar to purchase any goods or services sold by Lamar and (C) assisting any person or entity in any way to do, or attempt to do, anything prohibited by the immediately preceding clauses (A) and (B);

     (ii) perform any action, activity or course of conduct that is substantially detrimental to the business of Lamar or business reputation ("Detrimental Activities") including, without limitation, (A) soliciting, recruiting or hiring any employees of Lamar or persons who have worked for Lamar, or (B) soliciting or encouraging any employee of Lamar to leave the employment of Lamar; or (C) establish any new business that engages in Competitive Activities.

     Notwithstanding anything to the contrary contained in this Section
6(j), the Buyer hereby agrees that the foregoing covenant shall not be deemed breached as a result of the ownership by such Seller of less than an aggregate of 1% of any class of stock of a corporation engaged, directly or indirectly, in Competitive Activities; provided that such stock is listed on a national securities exchange or is quoted on the NASDAQ National Market System.

     The Sellers declare that the foregoing time limitations are reasonable and properly required for the adequate protection of the business and the goodwill of Lamar. In the event any such time limitation is deemed to be unreasonable by any court of competent jurisdiction, the Sellers agree to the reduction of such time limitation to such period which such court shall deem reasonable.

     In the event that a Seller breaches any of the promises contained in this Section 6(j), the Seller acknowledges that the Buyer's remedy at law for damages will be inadequate and that the Buyer will be entitled to a temporary restraining order or preliminary injunction to prevent the Seller's prospective or continuing breach and to maintain the status quo.

   (k) TERMINATION OF RIGHTS. On the Closing Date, each of the Sellers agrees that any and all rights of such Seller under any agreement with Lamar shall terminate and be of no further force or effect, provided, however, that the obligation of Lamar to repay to Royal Miles Ltd. and Lamar Investment Partners an aggregate of $50,000, pursuant to that certain short term loan made to Lamar on March 1, 1998, shall continue notwithstanding this Section 6(k).

7. COVENANT OF THE BUYER. The Buyer covenants and agrees that the Buyer shall give prompt notice to the Sellers of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or
(ii) the failure by it to comply with or satisfy in any material respect any covenant, agreement or condition to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

8.   MUTUAL COVENANTS.

   (a) CONSUMMATION OF THE TRANSACTIONS. Subject to the terms and conditions of this Agreement, each party shall use its reasonable efforts to cause the Closing to occur. The Sellers jointly and severally shall cause Lamar to cooperate with the Buyer, and the Buyer shall cooperate with the Sellers and Lamar in filing any necessary applications, reports or other documents with, giving any notices to, and seeking any consents from, all Governmental Entities and all third parties as may be required in connection with the consummation of the transactions contemplated by this Agreement and the performance by Lamar of its business after such consummation, and in seeking necessary consultation with and prompt favorable action by any such Governmental Entity or third party.

   (b) PUBLICITY. The Sellers, Lamar and the Buyer agree that, from the date of the execution and delivery of this Agreement through the Closing, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party hereto without the prior consent of (i) the Buyer in the case of a release or an announcement by a Seller or Lamar or
(ii) Lamar in the case of a release or an announcement by the Buyer (in each case which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall, if practicable, allow the Buyer or Lamar, as the case may be, reasonable time to comment on such release or announcement in advance of such issuance. The Sellers shall not make any comments or statements with respect to the transactions contemplated hereby to any third party (including without limitation members of the news media, securities analysts and employees of Lamar) without the prior consent of the Buyer.

   (c) REPRESENTATION. Each of the Sellers agree and acknowledge that each has engaged competent professional assistance in determining the tax consequences applicable to such Seller resulting from each of the transactions contemplated in this Agreement and that each is solely responsible for the tax consequences of the transactions contemplated hereby as they apply to that Seller.

   (d) NON-DISCLOSURE AGREEMENT. The terms of that certain Mutual Non-Disclosure Agreement, dated January 20, 1998 between the Buyer and Lamar, shall continue in effect.

   (e) RECORDS. On the Closing Date, the Sellers shall deliver or cause to be delivered to the Buyer all agreements, documents, books, records and files, including records and files stored on computer disks or tapes or any other storage medium (collectively, "Records"), if any, in the possession of the Sellers relating to the business and operations of Lamar, subject to the following exceptions:

     (i) the Sellers may retain all Records prepared in connection with the sale of the Shares; and

     (ii) the Sellers may retain any Tax Returns and supporting work papers, and the Buyer shall be provided with copies of such Tax Returns only to the extent that they relate to Lamar's separate returns or separate Tax liability. The Sellers may have reasonable access to the records of Lamar for tax purposes.

9. CONDITIONS TO CLOSING.

   (a) EACH PARTY'S OBLIGATION. The respective obligation of each party hereto to effect the transactions contemplated hereby is subject to the satisfaction or waiver that, as of the Closing, no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Entity and no other legal restraint or prohibition preventing the purchase and sale of the Shares or any of the other transactions contemplated by this Agreement shall be in effect.

   (b) THE SELLERS' OBLIGATION. The obligation of the Sellers to sell and deliver the Shares to the Buyer is subject to the satisfaction of all of the following conditions prior to or simultaneous with the Closing:

     (i) The representations and warranties of the Buyer made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). The Buyer shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by the Buyer by the time of the Closing. The Buyer shall have made or taken all corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the issuance of the Share Consideration and the other agreements and instruments executed and delivered in connection herewith. The Buyer shall have delivered to the Sellers a certificate dated the Closing Date and signed by an officer of the Buyer confirming the foregoing and in form and substance reasonably satisfactory to the Sellers and their counsel.

     (ii) The Sellers and Lamar shall have received a certificate of the Secretary of State of the State of New York as to the due incorporation and good standing of the Buyer under the laws of the State of New York.

     (iii) The Sellers and Lamar shall have received an opinion dated the Closing Date of Brown & Wood LLP, counsel to the Buyer, substantially in the form of Schedule 9(b)(iii) hereto.

     (iv) The Buyer shall have executed and delivered the Registration Rights Agreement substantially in the form attached as Schedule 9(b)(iv) hereto, and no amendment or termination thereof shall have occurred.

     (v) There shall not be pending or threatened against the Buyer or any of its directors, officers or shareholders any suit, action or proceeding by any Governmental Entity (or any suit, action or proceeding by any other person that has a reasonable likelihood of success), (A) challenging or seeking to restrain or prohibit the purchase and sale of the Shares or any of the other transactions contemplated by this Agreement or seeking to obtain from the Sellers and Lamar in connection with the purchase and sale of the Shares any damages, or (B) seeking to impose limitations on the ability of the Sellers to acquire or hold, or exercise full rights of ownership of, the Andrea Shares, including the right to vote the Andrea Shares on all matters properly presented to the stockholders of Andrea.

   (c) THE BUYER'S OBLIGATION. The obligation of the Buyer to purchase the Shares from the Sellers is subject to the satisfaction of all of the following conditions prior to or simultaneous with the Closing:

     (i) The representations and warranties of the Sellers and Lamar made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). The Sellers and Lamar shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by the Sellers by the time of the Closing. The Sellers and Lamar shall have made or taken all corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the sale and transfer of the Shares and the other agreements and instruments executed and delivered in connection herewith. Each Seller and Lamar shall have delivered to the Buyer a certificate dated the Closing Date and signed by such Seller or an officer of Lamar, as the case may be, confirming the foregoing and in form and substance reasonably satisfactory to the Sellers and their counsel.

     (ii) The Buyer shall have received a Certificate of the Registrar of Companies of the State of Israel as to the due incorporation and good standing of Lamar.

     (iii) The Buyer shall have received an opinion dated the Closing Date of Cohen, Dovrat Bar-El & Co., counsel to the Sellers and Lamar, substantially in the form of Schedule 9(c)(iii) hereto.

     (iv) The Buyer shall have received on or prior to the Closing Date an opinion from its U.S. financial advisor as to the fairness of the purchase and sale of the Shares from a financial perspective.

     (v) There shall not be pending or threatened against the Sellers or Lamar or any of their directors, officers or shareholders any suit, action or proceeding by any Governmental Entity (or any suit, action or proceeding by any other person that has a reasonable likelihood of success),
(A) challenging or seeking to restrain or prohibit the purchase and sale of the Shares or any of the other transactions contemplated by this Agreement or seeking to obtain from the Buyer or any of its subsidiaries in connection with the purchase and sale of the Shares any damages, (B) seeking to prohibit or limit the ownership or operation of Lamar by the Buyer or to compel the Buyer, its subsidiaries or Lamar to dispose of or hold separate any material portion of the business or assets of the Buyer, its subsidiaries or Lamar, in each case as a result of the purchase and sale of the Shares or any of the other transactions contemplated by this Agreement, (C) seeking to impose limitations on the ability of the Buyer to acquire or hold, or exercise full rights of ownership of, the Shares, including the right to vote the Shares on all matters properly presented to the stockholders of Lamar, or (D) seeking to prohibit the Buyer or any of its subsidiaries from effectively controlling in any respect the business or operations of Lamar.

     (vi) The Sellers and Lamar shall have filed all necessary applications, reports or other documents, given all notices and received all consents and approvals described in Section 8(a) and such consents and approvals shall be in full force and effect at the Closing.

     (vii) No Seller shall have defaulted in its obligation to sell or deliver such Seller's Shares to the Buyer.

     (viii) Lamar and the Executives shall have executed and delivered the Employment Agreements, and no amendment or termination thereof shall have occurred, each of the employees shall have entered into the Nondisclosure and Assignment of Inventions Agreement and each of the Key Employees shall have additionally entered into the NonCompetition Agreement and copies thereof shall have been delivered to counsel for the Buyer.

     (ix) The Sellers shall have executed and delivered the Escrow
Agreement substantially in the form attached as Schedule 2(e) hereto, and no amendment or termination thereof shall have occurred.

     (x) The Buyer shall have received a resignation from each person serving as a director of Lamar immediately prior to the Closing Date.

   (d)   FRUSTRATION OF CLOSING CONDITIONS.  Neither any Seller nor the
Buyer may rely on the failure of any condition set forth in Section 9(a),
Section 9(b) or Section 9(c), respectively, to be satisfied if such failure was caused by such party's failure to act in good faith or to use its reasonable efforts to cause the Closing to occur as required by Section 8(a).

10. FURTHER ASSURANCES. From time to time, as and when requested by another party hereto, a party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

11.  INDEMNIFICATION.

   (a) TAX INDEMNIFICATION. The Sellers, jointly and severally, shall indemnify the Buyer and its affiliates (including Lamar) and each of their respective directors, officers, employees, stockholders, agents and other representatives against and hold them harmless from (i) any liability for Taxes of Lamar for any Pre-Closing Tax Period, (ii) any liability for Taxes of the Sellers or any other person (other than Lamar) which is or has ever been affiliated with Lamar including any Israeli Taxes recognized as a result of the transactions contemplated by this Agreement, (iii) any liability for Taxes resulting from a characterization of Lamar as a controlled foreign corporation under Section 957(a) of the Code or treatment of Lamar as engaged in a U.S. trade or business under the Code and (iv) any liability for reasonable legal, accounting, appraisal, consulting or similar fees and expenses for any item attributable to any item in clause (i), (ii) or (iii) above; provided, that the Buyer has used commercially reasonable efforts to materially comply with its obligations under Section 11(g). The Buyer shall, and after the Closing shall cause Lamar to, indemnify each Seller and its affiliates and each of their respective employees, agents and representatives against and hold them harmless from any liability for Taxes of Lamar for any taxable period ending after the Closing Date (except to the extent such taxable period began before the Closing Date, in which case the Buyer's indemnity will cover only that portion of any such Taxes that are not for the Pre-Closing Tax Period or relates to actions that took place in the Pre-Closing Tax Period that involved income taxable in Israel during the period that ends after the Closing Date). In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"):

     (i) real, personal and intangible property Taxes ("Property Taxes") of Lamar for any Pre-Closing Tax Period (other than Taxes imposed in connection with the sale of the Shares or otherwise in connection with this Agreement or the transactions contemplated hereby) shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and

     (ii) the Taxes of Lamar (other than Property Taxes) for the Pre-
Closing Tax Period (other than Taxes imposed in connection with the sale of the Shares or otherwise in connection with this Agreement or the transactions contemplated hereby) shall be computed as if such taxable period ended as of the close of business on the Closing Date. The indemnity obligations of the Sellers in respect of Taxes for a Straddle Period shall equal the excess of
(x) such Taxes for the Pre-Closing Tax Period over (y) the sum of (i) the amount of such Taxes for the Pre-Closing Tax Period paid by the Sellers or any of its affiliates (other than Lamar) at any time and (ii) the amount of such Taxes paid by Lamar on or prior to the Closing Date. The Sellers, jointly and severally, shall initially pay such excess to the Buyer five days prior to the date on which the Tax Return (including any Tax Return with respect to estimated Taxes) with respect to the liability for such Taxes is required to be filed (and if no such Tax Return is required to be filed, five days prior to the date satisfaction of the Tax liability is required by the relevant taxing authority). The payments to be made pursuant to this paragraph by the Sellers with respect to a Straddle Period shall be appropriately adjusted to reflect any final determination with respect to Taxes for the Straddle Period.

   (b) OTHER INDEMNIFICATION BY THE SELLERS. The Sellers jointly and severally shall indemnify the Buyer and its affiliates (including Lamar) and each of their respective directors, officers, employees, stockholders, agents and representatives against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party (other than any relating to Taxes, for which indemnification provisions are set forth in Section 11(a)) arising from, relating to or otherwise in respect of (i) any failure of any representation or warranty of any Seller contained in this Agreement or in any certificate delivered pursuant hereto to be true and correct and
(ii) any breach of any covenant of any Seller contained in this Agreement.
In addition to the foregoing, the Sellers acknowledge and agree that the Buyer shall be entitled to seek injunctive relief or other equitable remedies for any breach of any covenant in this Agreement by any Seller.

   (c) OTHER INDEMNIFICATION BY THE BUYER. The Buyer shall indemnify each Seller, its affiliates and each of their respective employees, agents and representatives against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party (other than any relating to Taxes, for which indemnification provisions are set forth in Section 11(a)) arising from, relating to or otherwise in respect of (i) any failure of any representation or warranty of the Buyer contained in this Agreement or in any certificate delivered pursuant hereto to be true and correct and (ii) any breach of any covenant of the Buyer contained in this Agreement. In addition to the foregoing, the Buyer acknowledges and agrees that the Sellers shall be entitled to seek injunctive relief or other equitable remedies for any breach of any covenant in this Agreement by the Buyer.

   (d) LOSSES NET OF INSURANCE, AND THE LIKE. The amount of any loss, liability, claim, damage, expense or Tax for which indemnification is provided under this Section 11 shall be net of any amounts actually recovered by the indemnified party under insurance policies with respect to such loss, liability, claim, damage, expense or Tax (collectively, a "Loss") and shall be (i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. Any indemnity payment under this Agreement shall be treated as an adjustment to the Consideration for Tax purposes, unless a final determination with respect to the indemnified party or any of its affiliates causes any such payment not to be treated as an adjustment to the Consideration for United States federal income tax purposes.

   (e) PROCEDURES RELATING TO INDEMNIFICATION (OTHER THAN UNDER SECTION 11(A)). In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement (other than under Section 11(a)) in respect of, arising out of or involving a claim or demand made by any person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within ten (10) business days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, within five (5) business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

     If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with counsel selected by the indemnifying party; provided that such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof (other than during the period prior to the time the indemnified party shall have given notice of the Third Party Claim as provided above).

     If the indemnifying party so elects to assume the defense of any Third Party Claim, all of the indemnified parties shall cooperate with the indemnifying party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnifying party completely in connection with such Third Party Claim and which would not otherwise adversely affect the indemnified party.

     Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party which the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages. The indemnification required by
Section 11(b) and 11(c) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred. All claims under Section 11(b) or 11(c) other than Third Party Claims shall be governed by Section 11(f). All Tax Claims (as defined in Section 11(g)) shall be governed by Section 11(g).

   (f) OTHER CLAIMS. In the event any indemnified party should have a claim against any indemnifying party under Section 11(b) or 11(c) that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 11(b) or 11(c), except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure. If the indemnifying party does not notify the indemnified party within 45 calendar days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Section 11(b) or 11(c), such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under Section 11(b) or 11(c) and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

   (g) PROCEDURES RELATING TO INDEMNIFICATION OF TAX CLAIMS. If a communication shall be received by the Buyer from any taxing authority, the subject matter of which, if successfully asserted as a claim against the Buyer (a "Tax Claim"), might result in an indemnity payment to the Buyer, one of its affiliates or any of their respective directors, officers, employees, stockholders, agents or representatives pursuant to Section 11(a), then the Buyer shall give prompt notice to the person designated by the Sellers to serve as their representative for such purpose (the "Sellers' Representative") in writing of such communication and of any counterclaim the Buyer proposes to assert in the event the subject matter of such communication is asserted as a Tax Claim; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Sellers have been actually and materially prejudiced as a result of such failure; and further, provided, however, that the receipt of any such communication by a Seller who at the time of such receipt is an employee of the Buyer or Lamar shall constitute provision of such notice to the Sellers' Representative for purposes of this Section 11(g).

    With respect to any Tax Claim relating to a taxable period ending on or prior to the Closing Date, the Sellers shall control all proceedings and may make all decisions taken in connection with such Tax Claim (including selection of counsel and other representatives) and, without limiting the foregoing, may in their sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in their sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner, and the Buyer will otherwise use commercially reasonable efforts to cooperate with the Sellers' Representative acting on behalf of the Sellers to the extent reasonably necessary to enable the Sellers' Representative to represent the Sellers in the proceedings arising in connection with such Tax Claim; provided, however, that the Sellers must first consult in good faith with the Buyer before taking any significant action with respect to the conduct of a Tax Claim. Notwithstanding the foregoing, (i) the Sellers shall not settle any Tax Claim without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, (ii) the Buyer, and counsel of its own choosing, shall have the right to participate in the defense of such Tax Claim, (iii) the Sellers shall inform the Buyer, reasonably promptly in advance, of the date, time and place of all administrative and judicial meetings, conferences, hearings and other proceedings relating to such Tax Claim, (iv) the Buyer shall be entitled to have its representatives (including counsel, accountants and consultants) attend and participate in any such administrative and judicial meetings, conferences, hearings and other proceedings relating to such Tax Claim and (v) the Sellers shall provide to the Buyer all information, document requests and responses, proposed notices of deficiency, notices of deficiency, revene agent's reports, protests, petitions and any other documents relating to such Tax Claim promptly upon receipt from, or in advance of submission to (as the case may be), the relevant taxing authority.

   The Sellers and the Buyer shall jointly control and participate in all proceedings taken in connection with any Tax Claim relating to Taxes of Lamar for a Straddle Period. Neither the Sellers nor the Buyer shall settle any such Tax Claim without the prior written consent of the other.

   The Buyer shall control all proceedings with respect to any Tax Claim relating to a taxable period beginning after the Closing Date. None of the Sellers shall have any right to participate in the conduct of any such proceeding except to the extent that such participation is reasonably necessary in order to provide assurance to the Sellers that the Buyer remains in compliance with the provisions of this Section 11.

   The Buyer shall, and shall cause Lamar and each of its affiliates, on the one hand, to, and each Seller and its affiliates, on the other hand, shall, reasonably cooperate in contesting any Tax Claim, which cooperation shall include the retention and, upon request, the provision to the requesting person of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

   Neither the Buyer nor any of the Sellers nor the Sellers' Representative acting on behalf of the Sellers shall take or omit to take any action as a result of which the assertion of a tax liability subject to indemnification under Section 11(a) is substituted by a taxing authority for the withdrawal of or other omission to assert a tax liability not subject to indemnification under Section 11(a), or vice versa, in either event for the purpose of either avoiding or obtaining the payment of an indemnity under this Section 11.

12.  TAX MATTERS.

   (a) (i) The Buyer may timely make an election under Section 338 of the Code (and any comparable election under state or local Tax law) with respect to Lamar and (ii) if the Buyer chooses to make a Section 338 election, the Buyer and the Sellers shall cooperate (to the extent necessary) in the completion and timely filing of such election (the "Election") in accordance with the provisions of applicable Treasury Regulations. To the extent the Buyer chooses to make an Election, the Buyer and the Sellers shall report the purchase by the Buyer of the Shares pursuant to this Agreement consistent with the Election (and any comparable election under state or local tax laws) and shall take no position inconsistent therewith in any Tax Return, any proceeding before any taxing authority or otherwise. The Buyer and the Sellers agree that the fair market value of the assets of Lamar will be determined and allocated following the Closing. The Buyer and the Sellers shall (i) be bound by such determination and allocation for purposes of determining any Taxes, (ii) prepare and file their Tax Returns on a basis consistent with such determination and allocation and (iii) take no position inconsistent with such determination and allocation on any applicable Tax Return, in any proceeding before any taxing authority or otherwise. In the event that any such determination or allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other party hereto concerning resolution of the dispute.

   (b) For any taxable period of Lamar that includes (but does not end on) the Closing Date, the Buyer shall cause Lamar to timely prepare and file with the appropriate taxing authorities all Tax Returns required to be filed and shall pay all Taxes due with respect to such Returns; provided that the Sellers shall reimburse the Buyer (in accordance with the procedures set forth in Section 11(a)) for any amount owed by the Sellers pursuant to 11(a) with respect to the taxable periods covered by such Tax Returns. For any taxable period of Lamar that ends on or before the Closing Date, the Sellers shall timely prepare and file with the appropriate taxing authorities all Tax Returns required to be filed, and shall pay all Taxes due with respect to such Tax Returns; provided, however, that no such Tax Return shall be filed without the prior written consent of the Buyer. The Buyer and the Sellers agree to cause Lamar to file all Tax Returns for the taxable period including the Closing Date on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant taxing authority will not accept a Tax Return filed on that basis.

   (c) The Sellers shall, and shall cause their respective affiliates, officers, employees, agents, auditors and other representatives reasonably to cooperate, in preparing and filing all Tax Returns and in resolving all disputes and audits with respect to all taxable periods relating to Taxes, including by maintaining and making available to Buyer and Lamar all records necessary in connection with Taxes. The Buyer and the Sellers recognize that the Sellers and their affiliates will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by Lamar to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, the Buyer agrees, and agrees after the Closing to cause Lamar, to allow the Sellers and their agents and other representatives, at times and dates mutually acceptable to the parties, reasonable access to such records from time to time, during normal business hours and at the Sellers' expense.

   (d) The amount or economic benefit of any refunds, credits or offsets of Taxes of Lamar for any taxable period ending on or before the Closing Date shall be for the account of the Sellers, except for the amount or economic benefit of any NOLs which shall be solely for the account of the Buyer. Notwithstanding the foregoing, (i) any such refunds, credits or offsets of Taxes shall be for the account of the Buyer to the extent such refunds, credits or offsets of Taxes are attributable (determined on a marginal basis) to the carryback from a taxable period beginning after the Closing Date (or the portion of a Straddle Period that begins on the day after the Closing
Date) of items of loss, deduction or credit, or other tax items, of Lamar (or any of its affiliates, including the Buyer) and (ii) to the extent the Buyer or Lamar pays after the Closing Date any amount with respect to Taxes for any such taxable period, refunds of such Taxes (determined on a first-in, first-out basis) shall be for the account of the Buyer. The amount or economic benefit of any refunds, credits or offsets of Taxes of Lamar for any taxable period beginning after the Closing Date shall be for the account of the Buyer. The amount or economic benefit of any refunds, credits or offsets of Taxes of Lamar for any Straddle Period shall be equitably apportioned between the Sellers on the one hand, and the Buyer, on the other hand. Each party shall forward, and shall cause its affiliates to forward, to the party entitled pursuant to this Section 12(d) to receive the amount or economic benefit of a refund, credit or offset to Tax the amount of such refund, or the economic benefit of such credit or offset to Tax, within 30 days after such refund is received or after such credit or offset is allowed or applied against other Tax liability, as the case may be; provided, however, that any such amounts payable pursuant to this Section 12(d) shall be net of any Tax cost or Tax benefit to the party making payment pursuant to this Section 12(d) and its affiliates attributable to the receipt of such refund, credit or offset to Tax and/or the payment of such amounts pursuant to this Section 12(d). The Buyer and the Sellers shall treat any amounts payable pursuant to this Section 12(d) as an adjustment to the Consideration unless a final determination causes any such payment not to be treated as an adjustment to the Consideration for United States federal income tax purposes.

   (e) The Sellers shall file any amended consolidated, combined or unitary Tax Returns of Lamar for taxable years ending on or prior to the Closing Date which are required as a result of examination adjustments made by the IRS or by the applicable state, municipal, provincial, local or non-U.S. taxing authorities for such taxable years as finally determined; provided, however, that no such Return shall be filed without the prior written consent of the Buyer, which consent shall not be unreasonably withheld.

   (f) For those jurisdictions in which separate Tax Returns are filed by Lamar, any required amended returns resulting from such examination adjustments, as finally determined, shall be prepared by the Sellers and furnished to Lamar for approval, signature and filing at least thirty (30) days prior to the due date for filing such Tax Returns.

   (g) All transfer, documentary, sales, use, registration and other such Taxes (including all applicable real estate transfer or gains Taxes and stock transfer Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with the sale of the Shares or otherwise in connection with this Agreement and the transactions contemplated hereby shall be paid by the Sellers, and the Sellers and the Buyer shall cooperate in timely preparing and filing all Tax Returns as may be required to comply with the provisions of such Tax laws.

   (h) The Sellers shall notify the Buyer of any notification the Sellers receive, and the Buyer shall notify the Sellers of any notification the Buyer receives, after the Closing Date of any examination or audit of a Tax Return relating to Lamar for any Pre-Closing Tax Period, or of any proposed adjustment to any item included in any such Tax Return, promptly after receipt thereof.

13. ASSIGNMENT. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any Seller or the Buyer without the prior written consent of the Buyer or the Sellers, as the case may be; provided, however, that the Buyer may assign its right to purchase the Shares hereunder to an affiliate of the Buyer without the prior written consent of any Seller; provided further, however, that no assignment shall limit or affect the assignor's obligations hereunder. Any attempted assignment in violation of this Section 13 shall be void.

14. NO THIRD-PARTY SELLERS. Except as provided in Section 11, this Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

15.  TERMINATION.

   (a) Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

    (i)  by mutual written consent of each of the Sellers and the Buyer;

     (ii) by the Sellers if any of the conditions set forth in Sections
9(a) or 9(b) shall have become incapable of fulfillment, and shall not have been waived by the Sellers; provided, however, that the right to terminate this Agreement pursuant to this Section 15(a)(ii) shall not be available to the Sellers if any Seller has failed to perform any of its obligations under this Agreement and such failure results in such conditions becoming incapable of fulfillment;

     (iii)   by the Buyer if any of the conditions set forth in Sections
9(a) or 9(c) shall have become incapable of fulfillment, and shall not have been waived by the Buyer; provided, however, that the right to terminate this Agreement pursuant to this Section 15(a)(iii) shall not be available to the Buyer if it has failed to perform any of its obligations under this Agreement and such failure results in such conditions becoming incapable of fulfillment;

     (iv) by the Sellers or the Buyer, if the Closing does not occur on or prior to May 3, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 15(a)(iv) shall not be available to the Sellers or the Buyer, as the case may be, if it has failed to perform any of its obligations under this Agreement; or

     (v) if any Governmental Entity shall have issued a judgment, order or decree or taken any other action permanently enjoining, restraining or otherwise prohibiting the purchase of the Shares or any of the other transactions contemplated by this Agreement, and such judgment, order or decree or other action shall have become final and nonappealable.

   (b) In the event of termination by the Sellers or the Buyer pursuant to this Section 15, written notice thereof setting forth the reasons therefore shall forthwith be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

     (i) the Buyer shall return all documents and other materials received from the Sellers or Lamar relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Sellers; and

     (ii) all confidential information received by the Buyer with respect to Lamar and all confidential information received by Lamar and the Sellers with respect to the Buyer shall be treated in accordance with the Mutual Non-Disclosure Agreement, dated January 20, 1998, which shall remain in full force and effect notwithstanding the termination of this Agreement.

   (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 15, this Agreement shall become void and of no further force or effect, except for the provisions of
(i) Section 6(c) relating to the obligation of the Sellers and Lamar to keep confidential certain information and data obtained by it, (ii) Section 8(b) relating to publicity, (iii) this Section 15 and (iv) Section 17 relating to certain expenses. Nothing in this Section 15 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

16. SURVIVAL OF REPRESENTATIONS. All representations and warranties made in this Agreement or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof and thereof and shall terminate at the close of business on the date that is two
(2) years after the Closing Date, except as follows: (i) in the case of Third Party Claims, such representations and warranties shall terminate at the close of business on the date that is three (3) years after the Closing Date;
(ii) in the case of Sections 4(k), 4(q) and 23, such representations and warranties shall terminate when the applicable statute of limitations has run; and (iii) in the case of Sections 4(a), 4(b), 4(d), 4(e) and 5(a), such representations and warranties shall not terminate.

17. EXPENSES. Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

18. AMENDMENTS. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by the Buyer, Lamar and each of the Sellers.

19. NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy (promptly followed by hardcopy in accordance with this Section 19) or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

          (i) if to the Sellers,
               Lamar Signal Processing Ltd.
               P.O. Box 273
               Yoqneam Ilit 20692, Israel
               Telecopy No: 972-4-993-7064
               Attention: Mr. Joseph Marash, President; and

          (ii) if to the Buyer,
               Andrea Electronics Corporation
               11-40 45th Road
               Long Island City, New York 11101
               Telecopy No: 718-784-8457
               Attention: Mr. John N. Andrea, Co-President

or such other address as any party may from time to time specify by written notice to the other parties hereto.

20. INTERPRETATION; SCHEDULES. The headings contained in this Agreement and in any Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. This Agreement is gender neutral. Any word in this Agreement that refers to a particular gender shall also refer to all other genders, including masculine, feminine and neuter.

21. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument, and each party hereto may execute this Agreement by signing any such counterpart.

22. ENTIRE AGREEMENT. This Agreement and the Mutual Non-Disclosure Agreement, dated January 20, 1998 and incorporated by reference herein, contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. The parties hereto shall not be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Mutual Non-Disclosure Agreement.

23. BROKERS. Except as set forth in Schedule 23, each party hereto hereby represents and warrants that no brokers or finders that have acted for such party in connection with this Agreement.

24. SEVERABILITY. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

25. CONSENT TO JURISDICTION. The Buyer and the Sellers irrevocably submit to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. The Buyer and the Sellers agree to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. The Buyer and the Sellers further agree that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this
Section 25. The Buyer and the Sellers irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

26. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York as applied to agreements made and to be performed entirely within the State of New York and without giving effect to principles of conflicts of law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

ANDREA ELECTRONICS CORPORATION            LAMAR SIGNAL PROCESSING, LTD.

By ______________________________         By ______________________________
   Name:                      Name:
   Title:                     Title:

JOSEPH MARASH                             REMANO B.V.

______________________________            By _____________________________
                              Name:
                              Title:

VENTNOR LLC                               MORE CAPITAL SERVICES, INC.

By _____________________________          By _____________________________
   Name:                      Name:
   Title:                     Title:

CHERRY HILL LLC                         ZE'EV STEINER

By _____________________________    _____________________________
   Name:
   Title:

MARLA LLC                               BARUCH BERDUGO

By _____________________________    _____________________________
   Name:
   Title:

KNIGHTHAWK INVESTMENT LLC               HAIM ZITMAN

By _____________________________    _____________________________
   Name:
   Title:

                                 SCHEDULE 2(e)

                               ESCROW AGREEMENT

     This ESCROW AGREEMENT, dated as of May 5, 1998, by and among JOSEPH MARASH, REMANO B.V., VENTNOR LLC, MORE CAPITAL SERVICES, INC., CHERRY HILL LLC, MARLA LLC, KNIGHTHAWK INVESTMENT LLC, ZE'EV STEINER, BARUCH BERDUGO and HAIM ZITMAN (each a "Seller"; together the "Sellers"), and ANDREA ELECTRONICS CORPORATION, a New York Corporation ("Andrea"), and LaSalle National Bank, a national banking association (the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meanings set forth in the within defined Stock Purchase Agreement.

                                   RECITALS

     WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of April 6, 1998, as amended by Amendment No. 1 to the Stock Purchase Agreement dated May 5, 1998 (collectively, the "Stock Purchase Agreement"), by and among Andrea, Lamar Signal Processing Ltd., an Israeli corporation ("Lamar"), and the Sellers, Andrea has agreed to purchase from the Sellers, and the Sellers have agreed to sell, transfer and deliver to Andrea, all of the outstanding capital stock of Lamar (the "Shares") on the terms and subject to the conditions specified in the Stock Purchase Agreement;

     WHEREAS, under the terms of the Stock Purchase Agreement the Sellers have agreed to certain obligations, including, without limitation, certain indemnification of Andrea; and

     WHEREAS, the parties hereto are entering into this Escrow Agreement as required by Section 2(e) and Section 9(c)(ix) of the Stock Purchase Agreement in order to secure such obligations of the Sellers under the Stock Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1. APPOINTMENT AND AGREEMENT OF ESCROW AGENT. The Sellers and Andrea hereby appoint LaSalle National Bank, as, and LaSalle National Bank hereby agrees to perform the duties of, the Escrow Agent under this Escrow Agreement. This Escrow Agreement shall be administered, and the Escrowed Property (as defined in Section 2 hereof) shall be held, in Chicago, Illinois, by the Escrow Agent, currently located at 135 South LaSalle Street, Chicago, Illinois 60603.

2. DEPOSIT OF ESCROWED PROPERTY. As soon as practicable on or immediately after the date hereof, Andrea will deposit with the Escrow Agent a portion of the Share Consideration, which such portion of the Share Consideration shall initially consist of 450,000 shares of common stock, par value $.50 per share (the "Common Stock") of Andrea, as determined pursuant to Section 2(e) of the Stock Purchase Agreement (the "Escrow Amount"). The Escrow Amount and any other securities or assets held by the Escrow Agent in the Escrow Account from time to time are collectively referred to herein as the "Escrowed Property".

3. OBLIGATIONS COVERED. This Agreement has been executed and the deposit of the Escrow Amount hereunder has been made only for the purpose of securing, to the extent of the Escrowed Property, the indemnity obligations of the Sellers under the Stock Purchase Agreement.

4.   HOLDING THE ESCROWED PROPERTY.

   (a) The Escrow Agent shall hold and safeguard the Escrowed Property during the term of this Agreement in accordance with the terms hereof.

   (b) Notwithstanding the escrow of the Escrowed Property, dividends and other distributions declared and paid on such shares held in escrow shall continue to be paid by Andrea to the respective Sellers and all voting rights with respect to such shares shall inure to the benefit of and be enjoyed by the respective Sellers and such Sellers shall be the legal and beneficial owners of such shares for all purposes subject to the terms of this Agreement; provided that the parties agree (i) that Andrea shall deposit with the Escrow Agent any securities issued to the Sellers in respect of any Escrow Property held in escrow as a result of a stock split or combination of shares of Common Stock, payment of a stock dividend or other stock distribution in or on Common Stock or otherwise, (ii) if Andrea takes an action requiring the vote of stockholders of Andrea, Andrea will forward or cause to be forwarded all materials regarding such vote directly to each of the Sellers and (iii) that such securities shall be held by the Escrow Agent as, and shall be included within the definition of, Escrowed Property, as the case may be; provided, however, notwithstanding the foregoing proviso, to the extent that any such distribution of securities is properly taxable as a dividend for federal income tax purposes, Andrea shall distribute such securities to the respective Selling Parties.

   (c) The Escrowed Property shall be considered to be the property of the Sellers, subject to the Stock Purchase Agreement and this Agreement, unless and until delivered to Andrea as provided in Section 5 hereof.

5. DELIVERY OF ESCROWED PROPERTY TO THE COMPANY. Whenever there shall be delivered to the Escrow Agent either:

   (a) a certificate signed by Andrea and each Seller, or a duly authorized representative thereof, in the form attached hereto as Annex A, or

   (b) a certified copy of a final, non-appealable judgment of a court of competent jurisdiction, in either case stating that an amount is due from the Sellers to Andrea pursuant to the Sellers' obligation to indemnify Andrea under the Stock Purchase Agreement, then the Escrow Agent shall, to the extent that the amount of Escrowed Property then held by it shall be sufficient for the purpose, deliver to Andrea such number of shares as determined pursuant to Section 2(e) of the Stock Purchase Agreement of such Escrowed Property equal to the amount so specified in such certificate or judgment, as the case may be.

6.   TERMINATION OF ESCROW.

   (a) Subject to Section 7 of this Escrow Agreement, on the date that is twenty-four (24) months from the Closing Date in accordance with Section 3(a) of the Stock Purchase Agreement (the "Termination Date"), Andrea, by delivery of written notice to such effect to the Escrow Agent shall authorize the Escrow Agent to deliver an amount of the Escrowed Property then on deposit in the Escrow Account to the Sellers entitled thereto equal to the excess (if any) of (i) the aggregate value of Escrowed Property (based on the Exchange Price) on deposit in the Escrow Account over (ii) the aggregate Retained Amount (as defined below); provided, however, that in the event that prior to the date that is twenty-four months (24) months from the Closing Date, Andrea receives evidence reasonably satisfactory to Andrea that Andrea will not have a withholding obligation to any taxing authority in Israel in connection with the payment of the Consideration to the Sellers pursuant to the Stock Purchase Agreement, then Andrea, by delivery of written notice to such effect to the Escrow Agent shall authorize the Escrow Agent to deliver an amount of the Escrowed Property then on deposit in the Escrow Account to the Sellers entitled thereto equal to the lesser of (i) 90,000 shares of Common Stock of Andrea and (ii) that number of shares of Common Stock of Andrea equal to the excess (if any) of (A) the aggregate value of Escrowed Property (based on the Exchange Price) then on deposit in the Escrow Account over (B) the aggregate Retained Amount. The term "Exchange Price" as used herein shall mean that amount which is equal to the average closing price of common stock, par value $.50 per share, of Andrea as traded on the American Stock Exchange on the ten
(10) trading days immediately prior to the Termination Date.

   (b) Notwithstanding anything above to the contrary, this Escrow Agreement shall automatically terminate if and when all the Escrowed Property shall have been distributed by the Escrow Agent in accordance with the terms of this Escrow Agreement.

7. RETENTION OF SHARES IN THE ESCROW ACCOUNT FOLLOWING ANY INTERIM DISTRIBUTION DATE OR THE TERMINATION DATE. In the event that at any time prior to the Termination Date a claim for indemnification shall have been made by Andrea against any Seller pursuant to the Stock Purchase Agreement, then Andrea may in good faith notify the Escrow Agent to such effect in writing on or prior to the Termination Date. Such written notice shall describe briefly the nature of each such claim, the facts and circumstances which give rise to each such claim, the estimated amount of each such claim and the provisions of the Stock Purchase Agreement on which each such claim is based. Andrea shall promptly deliver to the Sellers a copy of such written notice. The aggregate of the amounts set forth in all such written notices with respect to the claim or claims described therein shall be, notwithstanding any distribution pursuant to Section 6(a) hereof or any termination of this Escrow Agreement pursuant to Section 6(a) hereof, set aside and retained (to the extent available in the remaining Escrowed Property) by the Escrow Agent as a reserve to cover such claim or claims (such amount so set aside and retained, as reduced from time to time pursuant to Section 5 hereof and this Section 7, is referred to herein as the "Retained Amount"). On the Termination Date, the remainder of the Escrowed Property shall be paid to the Sellers in accordance with Section 6(a) of this Escrow Agreement. Payment of the Retained Amount or any portion thereof to Andrea shall not be made except pursuant to instructions received by the Escrow Agent in accordance with Section 5 hereof (notwithstanding the termination of this Escrow Agreement). After the Termination Date any portion of the Retained Amount not paid to Andrea upon resolution of such claim or claims shall be immediately paid to the Sellers in accordance with
Section 6(b).

8. NO TRANSFER OF ESCROWED PROPERTY. While any Escrowed Property shall continue to be held by the Escrow Agent, the Sellers shall not (other than by death or operation of law) transfer, sell, create a security interest in or otherwise in any way dispose of or encumber its right to any distributions with respect to the Escrowed Property.

9. NOTICES AND DISTRIBUTIONS. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy (promptly followed by hardcopy in accordance with this Section 9) or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

          (i) if to the Sellers,
               Lamar Signal Processing Ltd.
               P.O. Box 273
               Yoqneam Ilit 20692, Israel
               Telecopy No: 972-4-993-7064
               Attention: Mr. Joseph Marash, President; and

          (ii) if to Andrea,
               Andrea Electronics Corporation
               11-40 45th Road
               Long Island City, New York 11101
               Telecopy No: 718-784-8457
               Attention: Mr. John N. Andrea, Co-President

        (iii)  if to the Escrow Agent:
               LaSalle National Bank
               135 South LaSalle Street Chicago, Illinois  60603
               Telecopy No: 312-904-2236
               Attention:  Ms. Margaret Muir, Assistant Vice-President

or such other address as may from time to time be specified by written notice to the other parties hereto.

10.   LIABILITY AND INDEMNIFICATION OF THE ESCROW AGENT.

   (a) The Escrow Agent's duties and responsibilities shall be limited to those expressly set forth herein. Except for references to items defined in the Stock Purchase Agreement, the Escrow Agent shall not be subject to, nor obliged to recognize, any other agreement between the parties hereto even though reference thereto may be made herein. This Escrow Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy, or claim to any other entity or person whatsoever. If any Escrowed Property is at any time attached, garnished or levied upon, or in case the transfer or delivery of any such Escrowed Property shall be stayed or enjoined, or in case of any other legal process or judicial order affecting such Escrowed Property (any of the foregoing an "order"), then the Escrow Agent is authorized to comply with any such order in any reasonable and good faith manner, as determined by the Escrow Agent upon advice of its counsel; provided that if the Escrow Agent so complies with any such order, it shall not be liable to any of the parties hereto or to any other person or entity even though such order may be subsequently modified or vacated. The Escrow Agent shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with reasonable indemnity.

   (b) Neither the Escrow Agent nor any of its controlling persons, directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed by it to be within the purview of this Escrow Agreement, except for its or their own gross negligence or willful misconduct. In no event shall the Escrow Agent or its controlling persons, directors, officers, agents and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages, except in the case of its or their own gross negligence or willful misconduct. The Escrow Agent shall be fully protected in relying upon any instruction, notice, demand, certificate or document which it in good faith believes to be genuine and to be signed or presented by the proper person.

   (c) The Sellers and Andrea and their respective successors and assigns, each agree, jointly and severally, to indemnify and hold the Escrow Agent and its controlling persons, directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by or asserted against it or them in any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements were imposed on, incurred by or asserted against the Escrow Agent because of the breach by the Escrow Agent of its obligations hereunder, which breach was caused by gross negligence, lack of good faith or willful misconduct on the part of the Escrow Agent or any of its controlling persons, directors, officers, agents or employees. The foregoing indemnification shall survive any termination of this Escrow Agreement and the resignation or removal of the Escrow Agent. Subject to applicable law, the Escrow Agent shall have a first lien on, and right of setoff against, the Escrowed Property held under this Escrow Agreement to the extent that any party hereto shall not have performed their respective obligations as set forth above.

11. ADVICE OF COUNSEL. In the performance of its duties hereunder, the Escrow Agent may consult with counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in good faith in accordance with the advice of such counsel.

12. TAXES. Each party hereto shall provide the Escrow Agent with their Tax Identification Number (TIN) as assigned by the Internal Revenue Service.

13. THE ESCROW AGENT'S FEES. The reasonable fees and expenses of the Escrow Agent shall be borne equally by the Sellers, on the one hand, and Andrea, on the other hand. Subject to applicable law, the Escrow Agent shall have a first lien on, and right of setoff against, the Escrowed Property held under this Escrow Agreement to the extent that any party hereto shall not have performed their respective obligations as set forth in this Section 13.

14. SUCCESSORS. The obligations imposed and the rights conferred by this Escrow Agreement shall be binding upon and inure to the benefit of the Sellers, Andrea, the Escrow Agent and their respective successors and assigns.

15. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York as applied to agreements made and to be performed entirely within the State of New York and without giving effect to principles of conflicts of law.

16. ENTIRE AGREEMENT. This Escrow Agreement, and the other documents referred to herein or therein, collectively contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. This Escrow Agreement and the deposit of the Escrowed Property are without prejudice to, and do not limit, any obligations of the Sellers to Andrea in respect of any of the covenants, representations or warranties of the Sellers contained in the Stock Purchase Agreement. In addition, except as set forth in the Stock Purchase Agreement, in no event shall Andrea's remedy and the Sellers' obligations under the Stock Purchase Agreement be limited to the Escrowed Property, and any distribution of Escrowed Property, whether to Andrea pursuant to Section 5(a) hereof or to the Sellers pursuant to Section 6 hereof, shall in no way limit such remedy or obligation.

17. AMENDMENT. No amendment, modification or waiver in respect of this Escrow Agreement shall be effective unless it shall be in writing and signed by Andrea, the Sellers and the Escrow Agent.

18. RESIGNATION OF THE ESCROW AGENT. The Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving notice in writing of such resignation to the Sellers and Andrea specifying a date not less than 45 days after the date of the notice in writing when such resignation shall be effective. In the event of such resignation, a successor Escrow Agent shall be agreed upon between the Sellers and Andrea and shall be a bank having trust powers, the main office of which is located in New York, New York. If the parties are unable to agree upon an acceptable Escrow Agent, then application shall be made to the Supreme Court of the State of New York for the appointment of such successor. The Escrow Agent's resignation shall not be effective until such appointment is made, the Escrowed Property is delivered to the successor and the successor's acceptance of this Escrow Agreement and receipt for the Escrowed Property is obtained from the successor the Escrow Agent and copies thereof are mailed via registered mail to the Sellers and Andrea.

19. COUNTERPARTS. This Escrow Agreement may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument, and each party hereto may execute this Escrow Agreement by signing any such counterpart.

20. CONSENT TO JURISDICTION. Each party hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Escrow Agreement or any transaction contemplated hereby. Each party hereto agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this
Section 20. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Escrow Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

21. SEVERABILITY. If any provision of this Escrow Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

          IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the date first above written.

ANDREA ELECTRONICS CORPORATION

By ______________________________
   Name:
   Title:

LASALLE NATIONAL BANK

By: ______________________________
    Name:  Margaret Muir
    Title:  Assistant Vice-President

JOSEPH MARASH                           REMANO B.V.
______________________________          By______________________________
                                          Name:
                                          Title:

VENTNOR LLC                             MORE CAPITAL SERVICES, INC.

By ______________________________       By______________________________
   Name:                                  Name:
   Title:                                 Title:

CHERRY HILL LLC                         ZE'EV STEINER

By ______________________________         ______________________________
   Name:
   Title:

MARLA LLC                                BARUCH BERDUGO

By ______________________________        ______________________________
   Name:
   Title:

KNIGHTHAWK INVESTMENT LLC                 HAIM ZITMAN
By ______________________________         ______________________________
   Name:
   Title:

                                Annex A to Escrow Agreement


Dear Sirs:
          Reference is made to the Escrow Agreement, dated as of May
4, 1998 (the "Escrow Agreement"), by and among Joseph Marash, Remano B.V., Ventnor LLC, More Capital Services, Inc., Cherry Hill LLC, Marla LLC, Knighthawk Investment LLC, Ze'ev Steiner, Baruch Berdugo and Haim Zitman (each a "Seller"; together the "Sellers"), and Andrea Electronics Corporation, a New York Corporation ("Andrea"), and LaSalle National Bank, a national banking association (the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meanings set forth in the Escrow Agreement.

          Pursuant to Section 5(i) of the Escrow Agreement, we hereby deliver to you this certificate stating that ___________ shares of Andrea common stock (the "Certified Amount") are due from the Sellers to Andrea pursuant to the Sellers' obligations to indemnify Andrea under the Stock Purchase Agreement.

          You are accordingly hereby instructed to deliver to Andrea, to the extent of Escrowed Property held by you under the Escrow Agreement, an amount of such Escrowed Property equal to the Certified Amount.

          The terms and conditions (including, without limitation, those contained in Sections 5(b) and (10) of the Escrow Agreement apply in toto to this certificate.

ANDREA ELECTRONICS CORPORATION

By ______________________________
   Name:
   Title:

JOSEPH MARASH                                MORE CAPITAL SERVICES, INC.

______________________________               By______________________________
                                                    Name:
                                                    Title:
ZE'EV STEINER

______________________________               KNIGHTHAWK INVESTMENT LLC

BARUCH BERDUGO                               By______________________________
                                                     Name:
                                                     Title:
______________________________

HAIM ZITMAN                                  MARLA LLC

______________________________               By_____________________________
                                                      Name:
                                                      Title:
VENTNOR LLC

By ____________________________
   Name:
   Title:

REMANO B.V.

By______________________________
   Name:
   Title:

CHERRY HILL LLC

By _____________________________
   Name:
   Title:

                                SCHEDULE 3(b)(i)(B)

                                 PROMISSORY NOTE
                                 ---------------

$(___________________)                                      April (____),
1998
                                                            New York, New
York

   FOR VALUE RECEIVED, Andrea Electronics Corporation, a New York corporation (the "Company"), hereby promises to pay to the order of (________________) (the "Lender"), at his offices located at (_________________________________) or at such other location as the Lender shall specify to the Company from time to time, in immediately available funds, the sum of (___________________) UNITED STATES DOLLARS
(US$(_________)), payable in accordance with the following schedule:

(i) (___________________) United States dollars (US$(_________)) upon the six month anniversary of the date hereof; (ii) (___________________) United States dollars (US$(_________)) upon the twelve month anniversary of the date hereof; (iii) (___________________) United States dollars (US$(_________))
upon the twenty-four month anniversary of the date hereof; and
(iv) (___________________) United States dollars (US$(_________)) upon the thirty-six month anniversary of the date hereof.

   The outstanding principal amount of this Promissory Note may be paid in advance in whole at any time without premium or penalty.

   In the event that the Company fails to pay any amounts due under this Promissory Note in accordance with the terms hereof, the Company shall be required to pay interest at the rate of (___________) percent ((____)%) per annum from the date such amount is due to the date of payment.

   If either of the events specified in clauses (i) and (ii) below occurs, the unpaid principal of this Promissory Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Lender:

     (i) A court having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for all or any substantial part of the property of the Company, or ordering the winding-up or liquidation of the affairs of the Company, and such decree or order shall have remained unstayed and in effect for a period of thirty (30) consecutive days; or

     (ii) The Company shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for all or any substantial part of either of the properties, or shall have made an assignment for the benefit of creditors, or shall have failed generally to pay its debts as they become due or shall have taken any corporate action in furtherance of any of the foregoing.

   The Company agrees to pay on demand all reasonable costs and expenses, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Lender in connection with the enforcement, collection, protection or preservation (whether through negotiations, legal proceedings or otherwise) of any of its rights under this Promissory Note.

   This Promissory Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company shall not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Lender. The Company hereby waives demand, presentment for payment, notice of extensions, nonpayment and protest, and agrees that any extensions or renewals hereof shall not affect its liability, whether it has notice of such extensions or renewals or not.

   THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND INTERPRETED UNDER, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.


   IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date first written above.


            ANDREA ELECTRONICS CORPORATION

            By: ____________________________
                Name:
                Title:

                                  SCHEDULE 4(e)
                                   Sellers


NAME                          SHARES
----                          ------

Joseph Marash                  6,589
Remano B.V.                    6,589
Cherry Hill LLC                1,860
Marla LLC                      1,859
More Capital Services, Inc.    1,374
Knighthawk Investment LLC      1,271
Ventnor LLC                    1,193
Baruch Berdugo                 1,145
Ze'ev Steiner                    562
Haim Zitman                      458
                              ------
                              22,900

                                 SCHEDULE 9(b)(iv)


                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

   THIS AGREEMENT is made as of May 5, 1998, by and among Andrea
Electronics Corporation, a New York corporation (the "Company"), each of the persons listed on Schedule A hereto and each of the other persons who becomes a party to this Agreement after the date hereof pursuant to Sections 12(d) or 12(f) below (each a "Holder" and together the "Holders").

                                       RECITALS

   WHEREAS, the Company and the Holders are parties to a Stock Purchase Agreement dated as of April 6, 1998, as amended by Amendment No. 1 to the Stock Purchase Agreement dated May 5, 1998 (collectively, the "Purchase Agreement"), pursuant to which the Company has agreed to acquire from the Holders all of the issued and outstanding shares of capital stock (the "Lamar Shares"), of Lamar Signal Processing Ltd., an Israeli company ("Lamar") owned by such Holders, so that Lamar becomes a wholly owned subsidiary of Andrea;

   WHEREAS, as part of the consideration to be paid pursuant to the Purchase Agreement, the Company shall issue to the Holders certain shares of the Company's common stock, par value $.50 per share (the "Common Stock"), which such part of the consideration is defined therein and herein as the "Share Consideration" and which such shares are defined herein and therein as the "Andrea Shares";

   WHEREAS, the Andrea Shares are subject to that certain Share
Consideration Trading Restriction set forth in the Purchase Agreement (the "Share Consideration Trading Restriction") which provides for the Andrea Shares comprising the Share Consideration to become freely tradeable, subject to applicable securities laws, in three equal tranches in accordance with the schedule set forth in the Purchase Agreement (each being a "Share Consideration Tranche");
   WHEREAS, the Company has agreed under the Purchase Agreement to grant certain registration rights to each Share Consideration Tranche upon the release of such Share Consideration Tranche from the Share Consideration Trading Restriction;

   WHEREAS, the Company and the Holders desire to set forth herein the terms and conditions under which each Share Consideration Tranche shall become registrable upon the release of such Share Consideration Tranche from the Share Consideration Trading Restriction; and
   WHEREAS, the execution and delivery of this Agreement is a condition to the consummation of the purchase and sale of the Shares under the Purchase Agreement;

   NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement intending to be legally bound, hereby agree as follows:

1.   DEMAND REGISTRATIONS

   (a) REQUESTS. From and after the date that the Andrea Shares comprising each Share Consideration Tranche is released from the Share Consideration Trading Restriction, the Holders of at least twenty percent (20%) of such Andrea Shares comprising such Share Consideration Tranche may at any time request registration under the Securities Act of 1933, as amended (the "Securities Act") of all or any portion of such Andrea Shares comprising such Share Consideration Tranche. Any such registration shall be on such form under the Securities Act as the Company shall reasonably deem appropriate. From and after the time that any Andrea Shares comprising the Share Consideration becomes so eligible to be included in a request for registration under the Securities Act in accordance with this Agreement, such Andrea Shares shall be deemed for the purposes of this Agreement to become "Holder Registrable Securities". Each request for registration of Holder Registrable Securities under this Section 1 (each a "Demand Registration") shall specify the approximate number of Holder Registrable Securities requested to be registered and the anticipated plan of distribution for the offering of such Holder Registrable Securities covered by such Demand Registration. Within ten (10) days after receipt of any such request, the Company shall give written notice of such requested registration to all other Holders of Holder Registrable Securities and shall include in such registration all Holder Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen
(15) days after the receipt of the Company's notice.

   (b) NUMBER AND EXPENSES. The Holders of Holder Registrable Securities shall be entitled to request two Demand Registrations with respect to each Share Consideration Tranche. The Company shall pay all Registration Expenses (as defined in Section 5(a) hereof) for such Demand Registrations. Except as otherwise provided in this Section 1(b), (i) a registration shall not count as one of the permitted Demand Registrations until it has become effective and the Holders of Holder Registrable Securities are able to register and sell at least ninety percent (90%) of the Holder Registrable Securities requested to be included in such registration; and (ii) the Company shall pay all Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it has become effective and whether or not such registration counted as one of the permitted Demand Registrations; provided, however, that the Holders of Holder Registrable Securities may, before a Demand Registration becomes effective, withdraw their Holder Registrable Securities from inclusion therein, should the terms of sale not be satisfactory to such Holders, and should all such Holders so withdraw, such Demand Registration shall be deemed to have been declared effective, unless such Holders of Holder Registrable Securities pay within thirty (30) days after any such withdrawal, their pro rata share of all of the out-of-pocket expenses of the Company incurred in connection with such registration; and further provided, however, that notwithstanding anything herein to the contrary, any right to Demand Registration with respect to any Holder Registrable Securities shall terminate and cease to have any effect from an after the time such Holder Registrable Securities shall become eligible for sale under Rule 144(k) under the Securities Act.

   (c) UNDERWRITTEN OFFERINGS. If so requested by the Holders of at least a majority of the Holder Registrable Securities included in a Demand Registration, the public offering or distribution of Holder Registrable Securities under this Agreement shall be pursuant to a firm commitment underwriting, the managing underwriter of which shall be an investment banking firm nationally recognized in the United States and selected and engaged by the Company and approved by the Holders of at least a majority of the Holder Registrable Securities included in such Demand Registration (which approval shall not be unreasonably withheld). The Company shall enter into the same underwriting agreement as entered into by the Holders of Holder Registrable Securities, which shall contain representations, warranties, indemnities and agreements not substantially different from those customarily made by an issuer in underwriting agreements with respect to secondary distributions. The Company, as a condition to fulfilling its obligations under this Agreement, may require that such underwriting agreement contain customary provisions indemnifying the Company against any losses that arise out of or are based upon an untrue statement, an alleged untrue statement, an omission or an alleged omission in any registration statement or prospectus made in reliance upon and in conformity with written information furnished to the Company by the underwriters or the Holders of Holder Registrable Securities specifically for use in the preparation of such registration statement or prospectus.

   (d) PRIORITY. If a Demand Registration is an underwritten offering and the managing underwriter advises the Company in writing that in its opinion the number of Holder Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering by parties other than Holders who have the right to request the inclusion of such other securities in such Demand Registration ("Other Registrable Securities") exceeds the number of Holder Registrable Securities and such Other Registrable Securities, if any, that can be sold without adversely affecting the marketability of the offering, the Company shall include in such registration a prorated number of Holder Registrable Securities and a prorated number of such Other Registrable Securities, where such prorated numbers shall be determined on the basis of the proportion that the amount of such Holder Registrable Securities owned by each such Holder and originally requested for inclusion in such registration bears to the aggregate number of Holder Registrable Securities and such Other Registrable Securities originally requested for inclusion in such registration.

   (e) RESTRICTIONS. The Company shall not be obligated to effect any Demand Registration within one hundred eighty (180) days after the effective date of a previous Demand Registration or a previous registration in which the Holders of Holder Registrable Securities were given piggyback rights pursuant to Section 2 hereof and in which there was no reduction in the number of Holder Registrable Securities requested to be included. The Company shall be entitled to postpone, for a reasonable period of time not in excess of ninety (90) days after its receipt of an initial request for a Demand Registration pursuant to this Agreement, the filing of any registration statement if at the time it received a request therefor, the Company determines, in its reasonable business judgment, that such registration and offering could interfere with or otherwise adversely affect any financing, acquisition, corporate reorganization or other material transaction or development involving the Company or any of its subsidiaries or affiliates; provided that the Company shall only be entitled to one postponement in any three hundred sixty-five (365) day period. The Company shall give the Holders of Holder Registrable Securities making such request written notice of such determination. In the event of such postponement, the Company shall file such registration statement as soon as practicable after it shall determine, in its reasonable business judgment, that such registration and offering will not interfere with the matters described in the first sentence of this Section 1(e) or, if later, at the end of such ninety (90) day period. If the Company shall postpone the filing of any registration statement, the Holders of Holder Registrable Securities shall have the right to withdraw their request for such registration by giving notice to the Company within 15 days of the notice of postponement; provided, however, that in the event that the Holders of Holder Registrable Securities withdraw their request in the foregoing manner, such request shall not be counted for purposes of determining the number of registrations to which the Holders of Holder Registrable Securities are entitled pursuant to Section 1(a) above.

2.   PIGGYBACK REGISTRATIONS

   (a) RIGHT TO PIGGYBACK REGISTRATIONS. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Holder Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to all Holders of Holder Registrable Securities of its intention to effect such a registration and shall include in such registration all Holder Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice; provided, however, that notwithstanding anything herein to the contrary, any right to Piggyback Registration with respect to any Holder Registrable Securities shall terminate and cease to have any effect from and after the time such Holder Registrable Securities shall become eligible for sale under Rule 144(k) under the Securities Act.

   (b) EXPENSES. The Registration Expenses of the Holders of Holder Registrable Securities shall be paid by the Company in all Piggyback Registrations.

   (c) PRIORITY ON PIGGYBACK REGISTRATIONS. If a Piggyback Registration includes an underwritten primary offering of securities on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, and
(ii) second, a prorated number of Holder Registrable Securities and a prorated number of such Other Registrable Securities, where such prorated numbers shall be determined on the basis of the proportion that the amount of such Holder Registrable Securities owned by each such holder and originally requested for inclusion in such registration bears to the aggregate number of Holder Registrable Securities and such Other Registrable Securities originally requested for inclusion in such registration.

   (d) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration only includes the underwritten secondary offering of securities on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, the Company shall include in such registration a prorated number of Holder Registrable Securities and a prorated number of such Other Registrable Securities, where such prorated numbers shall be determined on the basis of the proportion that the amount of such Holder Registrable Securities owned by each such holder and originally requested for inclusion in such registration bears to the aggregate number of Holder Registrable Securities and such Other Registrable Securities originally requested for inclusion in such registration.

   (e) SELECTION OF UNDERWRITERS. If any Piggyback Registration includes an underwritten offering of securities by the Company, the selection of investment banker(s) and manager(s) for the offering shall be within the sole discretion of the Company.

   (f) OTHER REGISTRATIONS. If the Company has previously filed a registration statement with respect to Holder Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least one hundred eighty (180) days has elapsed from the effective date of such previous registration.

3.   HOLDBACK AGREEMENTS
   Each Holder of Holder Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) days prior to and the one hundred eighty (180) day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Holder Registration in which Holder Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

4.   REGISTRATION PROCEDURES
Whenever the Holders of Holder Registrable Securities have requested that any Holder Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable efforts to effect the registration of such Holder Registrable Securities in accordance with the terms and conditions of this Agreement, and pursuant thereto the Company shall as expeditiously as possible:

   (a) prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement with respect to such Holder Registrable Securities and use its reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Holders of a majority of the Holder Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the reasonable review and comment of such counsel);

   (b) notify each Holder of Holder Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

   (c) furnish to each seller of Holder Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Holder Registrable Securities owned by such seller;

   (d) use its reasonable efforts to register or qualify such Holder Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Holder Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection,
(ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

   (e) notify each seller of such Holder Registrable Securities, at anytime when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Holder Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; in the event of the happening of any event of which, in the judgment of the Company, it is advisable to suspend use of any prospectus for a discrete period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company (the "Deferral Period"), the Company shall deliver a certificate in writing, signed by an authorized executive officer of the Company, to the Holders of Holder Registrable Securities the offering of which is then covered by a registration statement, counsel for such Holders and any managing Underwriters, to the effect of the foregoing and, upon receipt of such certificate, each such Holder shall not sell any Holder Registrable Securities and shall not use the prospectus until such Holder's receipt of copies of a supplemented or amended prospectus or until such Holder is advised in writing by the Company that the prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus; the Company will use reasonable efforts to ensure that the use of the prospectus may be resumed, and sales of Holder Registrable Securities ca commence, as soon as practicable and, in the case of a pending development or event that resulted in such Deferral Period, as soon as the earlier of (i) public disclosure of such pending material corporate development or similar material event or (ii) a determination by the Company that public disclosure of such material corporate development or similar material event would not be prejudicial to the Company;

   (f) cause all such Holder Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

   (g) provide a transfer agent and registrar for all such Holder Registrable Securities and a CUSIP number for all such Holder Registrable Securities not later than the effective date of the registration statement covering such Holder Registrable Securities;

   (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of the Holder Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Holder Registrable Securities (including effecting a stock split or a combination of shares);

   (i) make available for inspection during the Company's normal business hours and on reasonable prior written notice by any seller of Holder Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, subject to the execution by any such person of a confidentiality agreement in form and substance reasonably satisfactory to the Company;

   (j) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to the Holders of Holder Registrable Securities, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

   (k) permit any Holder of Holder Registrable Securities which Holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

   (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Holder Registrable Securities included in such registration statement for sale in any jurisdiction, use its reasonable efforts promptly to obtain the withdrawal of such order;

   (m) use its reasonable efforts to cause such Holder Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Holder Registrable Securities;

   (n) obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the Holders of a majority of the Holder Registrable Securities being sold reasonably request (provided that such Holder Registrable Securities constitute at least 10% of the securities covered by such registration statement);

   (o) use reasonable efforts to cause certificates for the Holder Registrable Securities covered by such registration statement to be delivered by the Holders thereof to the underwriters in such denominations and registered in such names as the underwriters may request; and

   (p) cause the Holder Registrable Securities covered by the registration statement to be listed on each securities exchange or quoted on each automated quotation system on which any of the Andrea Shares is then listed or quoted no later than the date the registration statement is declared effective and, in connection therewith, to the extent applicable, to make such filings under the Exchange Act (such as the filing of a registration statement on Form 8-A) and to have such filings declared effective thereunder.

5. REGISTRATION EXPENSES

   (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company and fees and disbursements of all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review of the Company's financial statements, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. As used in this Agreement, the term "Registration Expenses" shall not include the fees and disbursements of any counsel for the Holders of Holder Registrable Securities.

   (b) To the extent Registration Expenses and other expenses incident to the registration of Holder Registrable Securities (including, without limitation, the fees and disbursements of any counsel for the Holders of Holder Registrable Securities) are not required to be paid by the Company, each Holder of Holder Registrable Securities included in any registration hereunder shall pay those Registration Expenses and other expenses allocable to the registration of such Holder's Holder Registrable Securities so included, and any Registration Expenses and other expenses not so allocable shall be borne by all Holders of Holder Registrable Securities included in such registration in proportion to the aggregate selling price of the Holder Registrable Securities to be so registered.

6. INDEMNIFICATION

   (a) The Company agrees to indemnify, to the extent permitted by law, each Holder of Holder Registrable Securities, its officers, directors and partners, legal counsel, accountants and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including investigation costs and costs of defending same) caused by ((i)) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same or any violation of federal or state securities laws, rules or regulations relating to actions or in actions required by such Holder, its officers, directors or partners or any person who controls such Holder (within the meaning of the Securities Act) in connection with any such registration or qualification( or (ii) any violation by the Company under the Securities Act or any regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance). In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Holder Registrable Securities.

   (b) In connection with any registration statement in which a Holder of Holder Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, officers, directors and partners, and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including investigations and cost of defending same) resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder and stated to be specifically for use therein; provided that the obligation to indemnify shall be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Holder Registrable Securities pursuant to such registration statement.

   (c) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

   (d) The indemnity, contribution and expense reimbursement obligations of each party hereunder shall be in addition to any liability that such party may otherwise have hereunder, under any underwriting agreement or otherwise. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, legal counsel, accountant, partner or controlling person of such indemnified party and shall survive the transfer of any Andrea Shares by a Holder.

   (e) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative benefits received by any party shall be deemed to be equal to the total net proceeds from the sale of any Andrea Shares covered by the registration statement that covers such sale. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding this paragraph, an indemnifying party shall not be required to contribute any amount in excess of the amount by which the total price at which the Andrea Shares sold by such indemnifying party and distributed to the public were offered to the public eceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

   (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

7.  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS
   No person may participate in any registration hereunder which is underwritten unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no Holder of Holder Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder and such Holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof. The Company's obligations under this Agreement with respect to each seller of Holder Registrable Securities shall be conditioned upon such seller's compliance with the following:

   (a) such seller shall cooperate with the Company in connection with the preparation of the registration statement, and for so long as the Company is obligated to keep the registration statement effective, shall provide to the Company, in writing, for use in the registration statement, all information reasonably requested by the Company regarding such seller and such other information relating to such seller as may be necessary to enable the Company to prepare the registration statement and prospectus covering the Holder Registrable Securities, to maintain the currency and effectiveness thereof, and to otherwise comply with all applicable requirements of law in connection therewith;

   (b) during such time as such seller may be engaged in a distribution of Holder Registrable Securities, such seller will comply with all applicable laws, including, without limitation, Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and pursuant to such applicable laws will, among other things: (A) not engage in any stabilization activity in connection with the securities of the Company in contravention of such rules; (B) distribute the Holder Registrable Securities owned by such seller solely in the manner described in the registration statement; (C) cause to be furnished to each underwriter, agent or broker-dealer to and through whom the Holder Registrable Securities owned by such seller may be offered, or to the offeree if an offer is made directly by such seller, such copies of the prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such underwriter, agent, broker-dealer or offeree; and (D) not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the Exchange Act and the rules and regulations thereunder; and

   (c) on notice from the Company of the happening of any of the events specified in Section 4(e) above, if it requires the suspension by such seller of the distribution of any of the Holder Registrable Securities, then such seller shall cease offering or distributing the Holder Registrable Securities until such time as the Company notifies such seller that the offering and distribution of the Holder Registrable Securities may recommence (which in any event shall be no later than immediately after the filing of the supplemented or amended prospectus contemplated by Section 4(e)).

8.  RULE 144 REPORTING AND OTHER MATTERS
   With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of Holder Registrable Securities to the public without registration, the Company agrees to use its reasonable efforts to:

   (a) make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act;

   (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

   (c) so long as a Holder owns any Holder Registrable Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration;

   (d) upon written request and the furnishing to the Company of appropriate representations and warranties and an opinion of the Holders' counsel to the effect that the Holder Registrable Securities may be sold without registration under the Securities Act, instruct the transfer agent to remove the restricted transfer legend and terminate the stop transfer instructions covering the Holder Registrable Securities and cause the Company's counsel to deliver an opinion to the transfer agent to the effect that removal of the restricted legend and termination of the stop transfer instructions is in compliance with Rule 144 under the Securities Act; and

   (e) to effect an offering in or about September 1998, covered by a registration statement under the Securities Act, of at least one million (1,000,000) shares of the Company's common stock, par value $.50 per share, with gross proceeds of at least thirty-five million United States dollars (US$35,000,000), which such offering shall include three hundred sixty thousand (360,000) Andrea Shares of the Holders.

9.   DEFINITIONS
   "Affiliate" shall mean a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified.

   "Person" or "person" means an individual, corporation, partnership, joint venture, trust, university, or unincorporated organization, or a government or any agency or political subdivision thereof.

10.  FURTHER ASSURANCES
   Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

11.  TERMINATION
   This Agreement and the obligations of the parties hereunder shall terminate with respect to any portion of the Andrea Shares comprising a Share Consideration Tranche upon the earlier to occur of the end of the period of effectiveness of the registration statement covering the offering of such Andrea Shares and the time at which such Andrea Shares may be sold by the holder thereof in accordance with Rule 144(k) under the Securities Act, except for any liabilities or obligations under Sections 3, 5 or 6 hereof, each of which shall remain in effect in accordance with their terms.

12.  MISCELLANEOUS

   (a) REMEDIES. Any person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

   (b) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Holders unless such modification, amendment or waiver is approved in writing by the Company and the Holders of at least a majority of the Andrea Shares then in existence which are either then Holder Registrable Securities or which will become Holder Registrable Securities with the passage of time; provided that no such amendment or action which materially adversely affects any one such Holder, as such, visa-vis the other such Holders, as such, shall be effective against such Holder without the prior written consent of such Holder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

   (c) NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy (promptly followed by hardcopy in accordance with this paragraph) or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows: if to any Holder, at the address indicated on the books and records of the Company, and if to the Company at its principal executive office (to the attention of the Company's president) or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

   (d) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the purchasers or Holders of Holder Registrable Securities or Andrea Shares that will become Holder Registrable Securities with the passage of time are also for the benefit of, and enforceable by, any subsequent Holder of such Holder Registrable Securities or Andrea Shares. Notwithstanding the foregoing, (i) in order to obtain the benefit of this Agreement, any subsequent Holder of Holder Registrable Securities or Andrea Shares that will become Holder Registrable Securities with the passage of time must execute a counterpart to this Agreement, thereby agreeing to be bound by the terms hereof and (ii) the right to request registration of any Holder Registrable Securities under this Agreement is not assignable unless the person holding such right explicitly assigns such right to the assignee or transferee of all or a portion of its Holder Registrable Securities or Andrea Shares that will become Holder Registrable Securities with the passage of time.

   (e) SEVERABILITY. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

   (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument, and each party hereto may execute this Agreement by signing any such counterpart.

   (g) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

   (h) CONSENT TO JURISDICTION. The Holders irrevocably submit to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. The Company and each Holder agree to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. The Company and each Holder further agree that service of any process, summons, notice or document by U.S. registered mail to such party's respective address as specified above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this paragraph. The Company and each Holder irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

   (i) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York as applied to contracts made and to be performed entirely within the State of New York and without giving effect to principles of conflicts of law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


ANDREA ELECTRONICS CORPORATION

By ______________________________
   Name:
   Title:

LAMAR SIGNAL PROCESSING, LTD.

By ______________________________
   Name:
   Title:

JOSEPH MARASH                        REMANO B.V.

______________________________       By______________________________
                                       Name:
                                       Title:

VENTNOR LLC                          MORE CAPITAL SERVICES, INC.

By ______________________________    By______________________________
   Name:                               Name:
   Title:                              Title:

CHERRY HILL LLC                      ZE'EV STEINER

By ______________________________    ______________________________
   Name:
   Title:

MARLA LLC                            BARUCH BERDUGO

By ______________________________    ______________________________
   Name:
   Title:

KNIGHTHAWK INVESTMENT LLC            HAIM ZITMAN

By ______________________________    ______________________________
   Name:
   Title:


                                         SCHEDULE A
                                (List of Holders)

JOSEPH MARASH
VENTNOR LLC
CHERRY HILL LLC
MARLA LLC
KNIGHTHAWK INVESTMENT LLC
REMANO B.V.
MORE CAPITAL SERVICES, INC.
ZE'EV STEINER
BARUCH BERDUGO
HAIM ZITMAN